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CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACADIAN ASSET MANAGEMENT INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

200 State Street, Suite 601A
Boston, Massachusetts 02109

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Acadian Asset Management Inc.:

Notice is hereby given that the 2026 annual meeting of stockholders (the “Annual Meeting”) of Acadian Asset Management Inc. (the “Company”) will be held at 10:30 a.m. Eastern Time on Thursday, June 11, 2026. For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format. Stockholders as of April 20, 2026, the record date for the Annual Meeting, will be able to access, attend and participate in the live Annual Meeting webcast at meetnow.global/MKHKNUN. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. If you hold shares beneficially through a bank, broker or other nominee, you must register in advance to access, attend and participate in the Annual Meeting. For additional information on how to attend the Annual Meeting, see “How do I attend the meeting, ask a question and vote at the meeting?” on page 4 of the accompanying proxy statement.

Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about the Company that you should consider when you vote your shares of common stock of the Company, par value $0.001 per share (“Common Stock”), are described in the accompanying proxy statement.

At the Annual Meeting, you will be asked to consider and vote on the following proposals:

1.Proposal 1—Vote to elect directors of the Company:
To elect five directors to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, on the following basis:
1.01—To re-elect Mr. Robert J. Chersi as a director of the Company;
1.02—To re-elect Mr. Andrew Kim as a director of the Company;
1.03—To re-elect Mr. John Paulson as a director of the Company;
1.04—To re-elect Ms. Barbara Trebbi as a director of the Company; and
1.05—To re-elect Ms. Kelly Young as a director of the Company.

2.Proposal 2—Vote regarding ratification of independent registered public accounting firm:
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
3.Proposal 3—Advisory vote on executive compensation:
To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the accompanying proxy statement under the section titled Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the accompanying proxy statement.
4.Proposal 4—Vote on the Company’s 2026 Equity Incentive Plan:
To approve the Company’s 2026 Equity Incentive Plan contained in Appendix A to the accompanying proxy statement.
Other business.
To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES REFERENCED ABOVE AND “FOR” THE APPROVAL OF PROPOSALS 2, 3 AND 4.
The Company is a corporation incorporated under the laws of Delaware. In accordance with the Company’s Bylaws, the election of directors shall be decided by a majority of the votes cast and all other matters shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
You may vote if you were the record owner of Common Stock at the close of business on April 20, 2026.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the internet instead of mailing paper copies. We believe these rules allow us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting virtually. Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote in accordance with the instructions set forth in the proxy statement and submit your proxy by the Internet, telephone or, if you received printed proxy materials, by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD J. HART
Richard J. Hart Chief Legal and Administrative Officer and Secretary
200 State Street, Suite 601A
Boston, Massachusetts 02109
April 29, 2026

200 State Street, Suite 601A
Boston, Massachusetts 02109

PROXY STATEMENT FOR ACADIAN ASSET MANAGEMENT INC.

2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2026

This proxy statement, along with the accompanying notice of the 2026 annual meeting of stockholders (the “Annual Meeting”) of Acadian Asset Management Inc. (“Acadian” or the “Company”), contains information about the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:30 a.m. Eastern Time on Thursday, June 11, 2026. For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format. Stockholders as of April 20, 2026, the record date for the Annual Meeting, will be able to access and attend the live Annual Meeting webcast at meetnow.global/MKHKNUN. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. If you hold shares beneficially through a bank, broker or other nominee, you must register in advance to access, attend and participate in the Annual Meeting. For additional information on how to attend the Annual Meeting, see “How do I attend the meeting, ask a question and vote at the meeting?” on page 4 of this proxy statement.

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting.
On or about April 29, 2026, we will commence delivery to our stockholders of record as of April 20, 2026 a notice of internet availability of proxy materials (the “Notice of Internet Availability”) instead of paper copies of this proxy statement, the Notice of Annual Meeting and our Annual Report to Stockholders on Form 10-K. The Notice of Internet Availability includes instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to receive a paper copy of the proxy materials, if you prefer. We are also making our proxy materials available to all stockholders electronically via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON JUNE 11, 2026
This proxy statement is available for viewing, printing and downloading at www.acadian-inc.com. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2025 on the website of the Securities and Exchange Commission at www.sec.gov, or in the “Public Filings” section of the “Investor Relations” section of our website at www.acadian-inc.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
The Board is soliciting your proxy to vote at the Annual Meeting to be held at 10:30 a.m. Eastern Time on Thursday, June 11, 2026 and any adjournments or postponement of the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
Why is the Company holding the Annual Meeting in a virtual format?
For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (the “SEC”). This approach benefits the environment, while providing a timely and convenient method of accessing the materials and voting. On April 29, 2026, we will begin mailing the Notice of Internet Availability to all stockholders of record as of April 20, 2026 (the “Record Date”). The Notice of Internet Availability includes instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and how to vote your shares. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials, if you prefer.

Who can vote?
You are entitled to attend and vote at the Annual Meeting only if, as of the close of business on the Record Date, you were a stockholder who owned common stock of the Company, par value $0.001 per share (“Common Stock”), registered directly in your name through our share transfer agent, Computershare Trust Company, N.A. (a “Registered Holder”), or if you hold a valid legal proxy for the Annual Meeting if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (“Beneficial Holder”). On the Record Date, there were 35,628,988 shares of Common Stock outstanding and entitled to vote. The shares of Common Stock are our only class of voting shares outstanding.

How do I vote?

Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by proxy. All shares of Common Stock represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted as instructed via Internet or telephone, or, if you received a proxy card by mail, in accordance with your instructions on the proxy card. You may specify whether your shares of Common Stock should be voted for, against or abstain with respect to each of such proposals. If you properly submit a proxy without giving specific voting instructions, your shares of Common Stock will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting virtually. If you are a Registered Holder, you may vote:

•By Internet.  You may vote via the internet by going to www.envisionreports.com/aami and following the instructions to submit your vote.

•By telephone.  You may vote by telephone by calling toll free 1-800-652-VOTE within the United States, U.S. territories and Canada and following the instructions to submit your vote.

•By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares of Common Stock voted, they will be voted in accordance with the Board’s recommendations as noted below.
•During the Annual Meeting.  You may attend the Annual Meeting virtually on Thursday, June 11, 2026 at 10:30 a.m. Eastern Time and vote during the meeting. For instructions on how to vote at the meeting, see “How do I attend the meeting, ask a question and vote at the meeting?” below.
Telephone and Internet voting for stockholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment through the Internet or by telephone, such instructions must be received by 11:59 p.m. Eastern Time on June 10, 2026. If you properly give instructions as to your proxy appointment through the Internet, by telephone or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares of Common Stock will be voted in accordance with your instructions. If you are a stockholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted in accordance with the Board’s recommendations as noted below.
If your shares of Common Stock are held in “street name” (held in the name of a bank, broker or other nominee), you will receive instructions from such bank, broker or other nominee. You must follow the instructions of the bank, broker or other nominee in order for your shares of Common Stock to be voted. Telephone and Internet voting also will be offered to stockholders owning shares of Common Stock through certain banks and brokers.
How do I attend the meeting, ask a question and vote at the meeting?

Registered Holders

If you are a Registered Holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting meetnow.global/MKHKNUN. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. As a Registered Holder, you do not need to register in advance to virtually attend the Annual Meeting.

Beneficial Holders

If you are a Beneficial Holder and want to attend the Annual Meeting online, ask a question and vote, you must register in advance using the instructions below.

Contact your bank, broker or other nominee to obtain a legal proxy and submit proof of your proxy power (“Legal Proxy”) reflecting your Acadian holdings along with your name and email address to Computershare.

These requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 5, 2026. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:    Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:        Computershare
Acadian Asset Management Inc. Legal Proxy
P.O. Box 43006
Providence, RI 02940-3006

A Beneficial Owner that has registered in advance for the Annual Meeting should then follow the instructions referenced above for Registered Holders to attend the meeting.

Stockholders who wish to submit questions may do so electronically starting at the time of check-in or during the meeting by clicking the message icon on the meeting page.

Guests are permitted to attend the Annual Meeting online by visiting meetnow.global/MKHKNUN and choosing the “Guest” option.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage participants to access the meeting prior to the start time. A “help” link on the meeting page will provide further assistance should they need it or they may call 1-888-724-2416.

You do not need to attend the Annual Meeting to vote your shares of Common Stock. Shares of Common Stock represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.

Appointing a proxy
If you are a stockholder who is entitled to attend and vote at the Annual Meeting, you are entitled to appoint a proxy to exercise all of your rights to attend, participate and vote at the Annual Meeting. A proxy does not need to be a stockholder of the Company but must attend the Annual Meeting virtually to represent you. You may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. Appointment of a proxy does not preclude you from attending the Annual Meeting virtually. Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. To terminate your proxy appointment you must deliver a notice of termination to us at least 24 hours before the start of the Annual Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to Acadian Asset Management Inc., 200 State Street, Suite 601A, Boston, MA 02109, Attention: Secretary or (ii) received in electronic form at info@acadian-inc.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Secretary.” A corporate entity which is a stockholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a stockholder, provided that no more than one corporate representative exercises powers over the same share.
How many votes do I have?
Each share of Common Stock that you own entitles you to one vote.

How does the Board recommend that I vote on the proposals?
The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the election of directors is required to approve the election of each director and each other proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The Board recommends that you vote as follows:
•FOR the election of all nominees for director named in this proxy statement;
•FOR the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2026 fiscal year;
•FOR advisory approval of the compensation of our named executive officers; and
•FOR approval of the Company’s 2026 Equity Incentive Plan.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares of Common Stock will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by re-voting by Internet or by telephone as instructed above; or
•if you are a Registered Holder or a Beneficial Holder who has registered to attend the meeting, by re-voting during the Annual Meeting.
Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. To terminate your proxy appointment you may also deliver a notice of termination to the Company at least 24 hours before the start of the Annual Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to Acadian Asset Management Inc., 200 State Street, Suite 601A, Boston, MA 02109, Attention: Secretary or (ii) received in electronic form at info@acadian-inc.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Secretary.”

If your shares are held in the name of a broker, bank or other nominee, that institution will instruct you as to how your vote may be changed.
If you attend the Annual Meeting without first revoking your proxy, your vote at the Annual Meeting will revoke any previously submitted proxy with respect to such vote. Your most current vote, whether by telephone, Internet, proxy card or during the Annual Meeting is the one that will be counted.

What if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?
You may receive more than one Notice of Internet Availability, proxy card or voting instruction form if you hold shares of Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares of Common Stock are voted.

Will my shares be counted if I do not vote or provide instructions or if I abstain?
If your shares of Common Stock are registered in your name, they will not be counted if you do not vote as described above under “How do I vote?” If your shares of Common Stock are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares of Common Stock as described above, the bank, broker or other nominee that holds your shares of Common Stock has the authority to vote your unvoted shares of Common Stock only on routine matters without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares of Common Stock will be voted at the Annual Meeting on all matters and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares of Common Stock on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
Your bank, broker or other nominee is prohibited from voting your uninstructed shares of Common Stock on non-routine matters. Thus, if you hold your shares of Common Stock in street name and you do not instruct your bank, broker or other nominee how to vote with respect to the non-routine matters, votes will not be cast on such proposals on your behalf.
Broker non-votes and abstentions have different effects on the outcomes of the proposals. Broker non-votes are not considered votes cast or counted as shares present and entitled to vote and have no impact on the election of directors or other non-routine proposals. Abstentions are counted in the number of shares present and entitled to vote and, accordingly, have the same effect as votes against each of the proposals except the election of directors. Abstentions are not counted as votes cast and have no effect on the election of directors.

What proposals are considered “routine” or “non-routine”?
Although the determination of whether a broker will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect Proposal 2 (ratification of the appointment of KPMG as our independent registered public accounting firm for 2026) to be considered a routine matter under the rules of the New York Stock Exchange (the “NYSE”). A broker may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 2.
Proposals 1, 3 and 4 (the election of directors, the advisory vote on executive compensation and the vote on the Company’s 2026 Equity Incentive Plan) are expected to be considered non-routine under the rules of the NYSE (the “NYSE Rules”). A broker may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, we expect there to be broker non-votes with respect to Proposals 1, 3 and 4.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final, if available, results in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K/A to disclose the final voting results within four business days after the final voting results are known.

What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the Notice of Internet Availability or other proxy materials to their beneficial owners and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What constitutes a quorum for the Annual Meeting?
The quorum for the Annual Meeting is the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy.
Householding of annual disclosure documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices of internet availability, notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single set of proxy materials, but you would prefer to receive your own copy for this annual meeting or in the future, please contact us by either calling our Investor Relations department at 617-369-7300 or mailing us at Acadian Asset Management Inc., 200 State Street, Suite 601A, Boston, MA 02109.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker or other nominee that holds your shares to request information about eliminating duplicate mailings.

PROPOSAL 1—ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board. Our Board has accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Robert J. Chersi, Andrew Kim, John Paulson, Barbara Trebbi and Kelly Young for re-election at the Annual Meeting to serve as directors, until their respective successors have been elected and qualified. Each of the nominees is currently serving as a director of our Company.
Set forth below are the names of the nominees, their ages, their offices in the Company, if any, their principal past occupations or past employment, the length of their tenure as directors and the names of other companies in which such persons hold or have held directorships. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.
On May 17, 2019, the Company entered into a Stockholder Agreement (the “Stockholder Agreement”) with Paulson & Co. Inc. (“Paulson & Co.”). Each of Messrs. Kim and Paulson were previously appointed to the Board pursuant to the rights provided to Paulson & Co. under the Stockholder Agreement. For this year’s Annual Meeting, Mr. Kim was nominated for election to the Board pursuant to the ongoing rights provided to Paulson & Co. under the Stockholder Agreement, which currently entitles Paulson & Co. to nominate one director. In advance of the Annual Meeting, non-interested members of the Nominating and Corporate Governance Committee discussed that, notwithstanding the fact that Paulson & Co. had the right to designate one nominee only, they believed that it was in the best interest of the Company and its stockholders to again nominate Mr. Paulson for election to the Board due to his extensive experience in the financial services industry, his experience on the Board and unique familiarity with, and contributions to, the Company as Chair of the Board. The members of the Nominating and Corporate Governance Committee considered the Company’s Criteria for Identifying Properly Qualified Directorial Candidates, which includes, among other things, a candidate’s relevant knowledge, skills and experience in offering guidance to the Company’s management. For additional information regarding the Stockholder Agreement, see “Certain Relationships and Related Person Transactions—Relationship with Paulson—Stockholder Agreement.”
The Directors currently determined to be independent by the Board are: Ms. Trebbi and Messrs. Chersi, Kim and Paulson.

Name	Age	Position with the Company
Mr. John Paulson	70	Chairman
Mr. Robert J. Chersi	64	Lead Independent Director
Mr. Andrew Kim	44	Director
Ms. Barbara Trebbi	60	Director
Ms. Kelly Young	47	President, Chief Executive Officer and Director
A stockholder may (i) vote for the election of a nominee for director, (ii) vote against the election of a nominee for director or (iii) abstain from voting for a nominee for director.

Unless a proxy contains instructions to the contrary, it is intended that the proxies will be voted FOR each of the five nominees for director named above, to hold office until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a director. However, if any nominee should become unavailable to serve for any reason, the Board may designate a substitute nominee. In that case, the proxies will be voted for the substitute nominee designated by the Board.

The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the election of directors is required to approve the election of each director.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF ALL NOMINEES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RE-ELECTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

John A. Paulson has been a member of our Board since November 2018 and Chairman of our Board since April 2020. Mr. Paulson is the President and Portfolio Manager of Paulson Capital Inc., a private investment management firm specializing in global mergers, event arbitrage and credit strategies. Mr. Paulson previously served as President and Portfolio Manager of Paulson & Co. Inc., which he founded in 1994. Prior to founding Paulson & Co., Mr. Paulson was a general partner of Gruss Partners and a managing director in mergers and acquisitions at Bear Stearns. Mr. Paulson served as a director of Bausch Health Companies Inc. ("Bausch Health”) from June 2017 through May 2022. He rejoined the board of Bausch Health and has served as Non-Executive Chairperson since June 2022. Mr. Paulson has also served as a director of Bausch + Lomb Corporation since April 2022. Mr. Paulson received his Masters of Business Administration from Harvard Business School and his undergraduate degree from New York University.

Mr. Paulson’s qualifications to serve on the Board include his deep knowledge of financial transactions and investments as well as his leadership abilities in founding and leading Paulson & Co. This knowledge and these qualifications will allow Mr. Paulson to provide valuable insight to the Board, especially in the area of Company strategy.

Robert J. Chersi has been a member of our Board since March 2016 and our Lead Independent Director since November 2018. Mr. Chersi has been with Pace University since 2013, currently serving as the Executive Director for its Center for Global Governance, Reporting & Regulation, as well as an adjunct professor in its Department of Finance & Economics. In addition, Mr. Chersi has acted in an advisory capacity to financial services industry clients as an individual as well as through Chersi Services LLC, which he founded in 2014. Prior to joining Pace, Mr. Chersi was a member of the Executive Committee and Chief Financial Officer of Financial Services at Fidelity Investments in Boston, from 2008 to 2012. While at Fidelity, as CFO, Mr. Chersi led the finance, compliance, risk management, business consulting and strategic new business development functional organizations. From 1988 to 2008, Mr. Chersi served in numerous positions at UBS AG, including CFO of U.S. Wealth Management and Deputy CFO of Global Wealth Management and Business Banking. Mr. Chersi had several executive leadership positions while at UBS, including service on the UBS AG Group Managing Board from 2004 to 2008. He began his career as an audit manager in the Financial Service Practice of KPMG LLP in 1983. Mr. Chersi has previously been a member of the Advisory Board of the Pace University Lubin School of Business, the board, Audit Committee and Risk Committee of UBS Bank USA, a member of the board of PW Partners R&D III, Chairman of the Board of Trustees of the UBS USA Foundation, a member of the board of Bon Secours New Jersey/St. Mary’s Hospital Foundation and a Trustee of Fidelity Investments’ Political Action Committee. Mr. Chersi also currently serves as a member of the Board of Trustees of Thrivent Funds. Previously, Mr. Chersi was also a Director of E*TRADE Financial Corporation, as well as member of the E*TRADE Bank board, the E*TRADE Audit Committee and the E*TRADE Risk Oversight Committee until the completion of E*TRADE’s merger with Morgan Stanley on October 2, 2020. He has held the Certified Public Accountant designation, and is a 1983 graduate of Pace University, where he earned a BBA in Accounting, summa cum laude.
Mr. Chersi’s qualifications to serve on our Board include his extensive experience in the financial services industry and deep knowledge of corporate governance, financial reporting and regulatory compliance. In addition, his background in risk management, business consulting and strategic business development will be valuable to our Board.
Andrew Kim has been a member of our Board since July 2019. Mr. Kim is currently a Partner at Paulson & Co. Inc., which he joined in July 2009. Prior to working at Paulson & Co., Mr. Kim was an analyst at Perry Capital from September 2005 to July 2007 and at Goldman Sachs from July 2004 to September 2005. Mr. Kim received his Masters of Business Administration from Harvard Business School and his undergraduate degree from the University of Michigan.
Mr. Kim’s qualifications to serve on our Board include his deep knowledge of financial transactions and investments gained through his career in the financial services industry. This knowledge will allow Mr. Kim to provide valuable insight to the Board.

Barbara Trebbi has been a member of our Board since January 2018. Ms. Trebbi was a General Partner and co-managing partner at Mercator Asset Management, L.P. (“Mercator”) until October 2017. At Mercator, which she joined in 2000, she was a senior member of the investment team, with a focus on international equities, in particular, continental European investments, as well as Asia and other emerging markets. Her clients included a wide range of institutional investors and sub-advisory accounts. Ms. Trebbi started her career in 1988 as an international equity research analyst at Mackenzie Investment Management Inc. and progressed over 12 years to become head of international equities. She has over 30 years of international investment experience. Ms. Trebbi is a Chartered Financial Analyst, a member of the CFA Institute and also is a member of the CFA Society of South Florida, where she served as President from 1994 to 1995. She also serves on a number of non-profit boards related to higher education and the arts. Ms. Trebbi received a Graduate Diploma from the London School of Economics and Political Science and a B.S. degree in Finance from the University of Florida.
Ms. Trebbi’s qualifications to serve on our Board include her deep investment experience, with a particular emphasis on international investments. This experience, combined with extensive knowledge of the institutional and sub-advisory markets, will allow her to provide valuable insight to our Board.
Kelly Young has been our President and Chief Executive Officer and a member of our Board since January 2025. Ms. Young additionally serves as President and Chief Executive Officer of Acadian Asset Management LLC (“Acadian LLC”). Ms. Young joined Acadian LLC in 2009 and in 2023 was appointed CEO of Acadian Asset Management LLC. Prior to her appointment as CEO of Acadian LLC, Ms. Young served as Executive Vice President and Chief Marketing Officer, responsible for all aspects of the firm’s client service, business development and product strategy efforts globally. Ms. Young previously held the role of Managing Director of Acadian Asset Management (U.K.) Limited and also served for a number of years as a senior relationship manager for European clients. Ms. Young is a member of Acadian LLC’s Board of Managers, Executive Management Team, and Executive Committee. Earlier in her career, Ms. Young was the European head of the index fund management business for SGAM Alternative Investments and worked for Northern Trust Global Investments and Barclays Global Investors in senior portfolio management positions. Ms. Young received a B.Sc. (Hons) in economics & business finance from Brunel University. She is a CFA charterholder and member of CFA Society Boston. Ms. Young also holds the CAIA charter and is a member of CAIA Association.

Ms. Young’s qualifications to serve on our Board include her extensive distribution, investment and leadership knowledge and experience, particularly relating to financial services companies. Her experience with regard to Acadian LLC’s organization, products and strategy provides valuable insight to the Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Executive Officers
The following table sets forth certain information regarding our executive officers as of April 20, 2026.

Name	Age	Position
Kelly Young	47	President, Chief Executive Officer and Director
Richard J. Hart	49	Chief Legal and Administrative Officer and Secretary
Scott Hynes	51	Chief Financial Officer
Christina Wiater	44	Chief Accounting Officer
For the biographical information of Ms. Young, see “Proposal 1—Election of Directors” above.
Mr. Hart, age 49, is the Company’s Chief Legal and Administrative Officer. He has held the Chief Legal Officer position since 2018, and was additionally appointed Chief Administrative Officer in January 2025. Mr. Hart is responsible for overseeing the Company’s legal, human resources, finance and IT functions while serving as the Company’s principal legal advisor. Previously, Mr. Hart was the Company’s Corporate General Counsel and has held various other roles in the Company’s legal department since 2010. Prior to joining the Company, Mr. Hart worked at Goodwin Procter LLP. Mr. Hart received a B.A. from the University of Richmond and a Juris Doctor from Boston University School of Law.

Mr. Hynes, age 51, is the Company’s Chief Financial Officer. He has served as the Company’s Chief Financial Officer since 2025. Prior to joining the Company, Mr. Hynes was Chief Financial Officer of KeyCorp's Commercial Bank from 2023 to 2024. Previously, he held finance leadership roles at State Street Corporation from 2018 to 2023, including in Corporate Strategy and Investor Relations. Mr. Hynes was also an investment banker at J.P. Morgan from 2007 to 2018, advising financial institutions on mergers and acquisitions, capital raising and risk management. He holds a B.A. from the Honors Tutorial College at Ohio University, where he also earned a Certificate in Contemporary History, and an M.B.A. from the University of Maryland.

Ms. Wiater, age 44, is the Company’s Chief Accounting Officer. She has served as the Company’s Chief Accounting Officer since 2020. She served as the Company's Principal Financial Officer from 2020 until 2025. Additionally, she served as the Company's Controller from 2018 to 2022. Ms. Wiater was the Company’s Assistant Controller from 2013 to 2018, where she was responsible for all accounting and control processes. Prior to joining the Company, Ms. Wiater was previously a Manager at PricewaterhouseCoopers LLP in their audit practice where she focused on private equity and asset management companies. Ms. Wiater received a B.S. in Business Administration and a M.S. in Accounting from Babson College. She is also a certified public accountant.

CORPORATE GOVERNANCE
Director Independence
Our business and affairs are managed under the direction of our Board. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A majority of the directors serving on our Board must qualify as independent directors and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must consist solely of independent directors. Our Board annually (or otherwise as necessary) makes an affirmative determination regarding the independence of each director. An “independent” director meets the NYSE’s definition of independence as well as the Board’s independence standards, as determined by the Board in its business judgment. In determining Director independence, the Board confirms that none of the independent Directors has a material relationship with the Company which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director. Among other things, the Board takes into consideration that Messrs. Paulson and Kim are affiliated with Paulson & Co., which has the right to nominate a director for election to the Board (as discussed under “Certain Relationships and Related Person Transactions—Relationship with Paulson & Co.—Stockholder Agreement,”), and that Paulson & Co. currently owns over twenty percent (20%) of the outstanding shares of our Common Stock. The Board has determined, however, that a significant ownership stake, rather than creating a material relationship with management of the Company that may impair the ability to exercise independent judgment, instead creates a strong alignment of interest among Messrs. Paulson and Kim and the Company’s stockholders. The Board further believes that Messrs. Paulson and Kim provide valuable, independent-minded insight and judgment to the Board.

The Board has affirmatively determined that Ms. Trebbi and Messrs. Chersi, Kim and Paulson are independent under the NYSE Rules.

Committees of the Board and Meetings
Meeting Attendance
During the fiscal year ended December 31, 2025 (“fiscal year 2025”), there were seven formal meetings of the Board, and the various committees of the Board met a total of 19 times (10 Audit Committee meetings, two Nominating and Corporate Governance Committee meetings and seven Compensation Committee meetings). No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal year 2025. The Board has adopted a policy under which each member of the Board is expected to attend, in person or telephonically, each annual meeting of our stockholders absent exigent circumstances that prevent their attendance. Five directors (comprising all of our current directors) were in attendance virtually at our 2025 annual meeting of stockholders.

Audit Committee
Our Audit Committee met 10 times during fiscal year 2025. The Audit Committee currently consists of Ms. Trebbi and Messrs. Chersi and Kim. Mr. Chersi is the Chair of the Audit Committee. Mr. Chersi has been a member of our Audit Committee since March 1, 2016. Ms. Trebbi has been a member of our Audit Committee since September 12, 2018. Mr. Kim, who was originally appointed to the Audit Committee pursuant to Section 3.2 of the Stockholder Agreement, has been a member of our Audit Committee since June 24, 2020. The Board determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE Rules and is “financially literate” as such term is defined in the NYSE Rules. In addition, the Board determined that each of Ms. Trebbi and Mr. Chersi is an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules.

The Audit Committee has a charter that sets forth the Audit Committee’s purpose and responsibilities, which include (i) assisting the Board in fulfilling its oversight responsibilities over the financial reports and other financial information filed with the SEC, (ii) recommending to the Board the appointment of our independent auditors and evaluating their independence, (iii) reviewing our audit procedures and controls, and (iv) overseeing the internal audit function and risk and compliance function. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.acadian-inc.com.
Compensation Committee
Our Compensation Committee met seven times during fiscal year 2025. The Compensation Committee is currently composed of Ms. Trebbi and Messrs. Chersi and Kim. Ms. Trebbi is the Chair of our Compensation Committee. Ms. Trebbi was appointed as a member of our Compensation Committee effective June 19, 2018. Mr. Chersi was appointed as a member of our Compensation Committee effective June 23, 2017. Mr. Kim was appointed as a member of our Compensation Committee effective September 9, 2019. Our Board has determined that each member of the Compensation Committee is independent under NYSE Rules.
The Compensation Committee has a charter that sets forth the Compensation Committee’s purpose and responsibilities, which include annually reviewing and approving the compensation of our executive officers and reviewing and making recommendations with respect to our equity incentive plans.
The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation as well as disclosure regarding the role of the Company’s compensation consultant are set forth below in “Compensation Discussion and Analysis.”
A copy of the Compensation Committee’s written charter is publicly available on our website at www.acadian-inc.com.
Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee met twice during fiscal year 2025. The Nominating and Corporate Governance Committee is currently composed of Ms. Trebbi and Messrs. Chersi and Paulson. Mr. Paulson is the Chair of our Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the NYSE Rules. Mr. Chersi was appointed as a member of our Nominating and Corporate Governance Committee effective June 23, 2017. Ms. Trebbi was appointed as a member of our Nominating and Corporate Governance Committee effective April 18, 2018. Mr. Paulson was appointed as a member of our Nominating and Corporate Governance Committee effective November 30, 2018. The Nominating and Corporate Governance Committee has a charter that sets forth the Nominating and Corporate Governance Committee’s purpose and responsibilities, which include identifying and considering individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommending nominees for election as directors, overseeing and managing the evaluation of the Board and Company management, reviewing the Company’s Corporate Governance Guidelines, reviewing and recommending for approval to the directors of the Board the directors’ compensation on a biennial basis and reviewing sustainability and environmental, social and governance matters of relevance to the Company.
Under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider director candidates recommended by stockholders as well as from other sources, such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s integrity, personal and professional reputation, experience and expertise, business judgment, ability to devote time, possible conflicts of interest, concern for the long-term interests of the stockholders, independence, range of backgrounds and experience and the extent to which the candidate would fill a present need on the Board. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.
Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee considers a range of relevant backgrounds and experience appropriate for the prudent governance of the Company when selecting potential nominees for membership on the Board. Among our five (5) nominees for election to the Board, forty percent (40%) self-identify as women and forty percent (40%) self-identify as individuals from underrepresented communities (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).

A copy of the Nominating and Corporate Governance Committee’s charter is publicly available on the Company’s website at www.acadian-inc.com.

Executive Sessions of Independent Directors
In accordance with the NYSE Rules and our Corporate Governance Guidelines, our non-management Directors meet in regularly scheduled executive sessions without management present. If the Chairman of our Board is a non-management Director, the Chairman of our Board will preside at these non-management sessions. If the Chairman of our Board is unavailable or is a management director, the Lead Independent Director or another independent Director is chosen by the independent Directors to preside at these meetings. In the event that the group of non-management Directors includes one or more Directors who are not independent under the NYSE Rules, the Board at least annually schedules executive sessions including only independent Directors.
Board Leadership Structure and Role in Risk Oversight
Mr. Paulson serves as the Chairman of our Board and Ms. Young serves as our President and Chief Executive Officer and a member of our Board. Mr. Paulson was appointed Chairman of our Board, effective April 1, 2020. The Board has no set policy with respect to the separation of the offices of Chairman and the Chief Executive Officer and believes it is in the best interest of the Company to retain flexibility based on the current business needs of the Company. Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors elected Mr. Chersi as the Lead Independent Director in November 2018, at which time the Company’s then President and Chief Executive Officer also held the position of Executive Chairman. When Mr. Paulson assumed the role of Chairman, it was determined that the Board would benefit from the continuation of Mr. Chersi as Lead Independent Director, despite the fact that Mr. Paulson is also an independent Director. Among other duties as determined by the Board from time to time, the Lead Independent Director may function as the Chairman in the event the existing Chairman is unable to for any reason.

The Board oversees the business and affairs of our Company including all aspects of risk, which includes risk assessment and risk management, focusing on, among other things, major strategic risks (e.g. acquisitions and dispositions and investment performance). In executing its risk oversight function, the Board has delegated to the Audit Committee the direct oversight over risk functions. However, the Audit Committee is not responsible for day to day management of risk. The Audit Committee reviews and subsequently reports to the Board any issues which arise with respect to the performance of our risk function including operational risks and risks relating to the quality or integrity of our financial statements. The Audit Committee also, at least annually, reviews our policies with respect to risk assessment and risk management.
Corporate Responsibility

We believe our long-term success is closely connected to being part of our local communities. We support these communities through both financial support and volunteering our time, skills, and expertise.

Additionally, we have developed a program for promoting sustainability, and helped identify ways for employees to reduce their carbon footprint, both at work and at home. Our biggest direct environmental impact is through the buildings that we use. We therefore seek to improve their environmental performance by refitting existing units and building or leasing more environmentally friendly new ones. The building where our corporate headquarters is located, at 200 State Street, Boston, MA, has achieved Gold certification from the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) program. We also implement sustainability programs at our office, including recycling and procurement of products and materials created from recycled materials. We also dispose of electronic waste using a recycling program that follows U.S. Environmental Protection Agency and Massachusetts state guidelines. Acadian LLC has formed a Corporate Sustainability Committee that seeks to continuously integrate sustainability into Acadian LLC’s core business practices. Some of the sustainability measures Acadian LLC has taken over the last few years include vendor environmental impact surveys, measurement and tracking of global energy consumption and its sources, recycling facilities in all offices and a sustainable travel framework.

Information Security, Data Privacy and Business Continuity

We have a formal information security and data privacy program, which includes, among other things, security education and awareness, system monitoring, vulnerability management, information risk analyses and procedures for protecting the confidentiality and security of personal information of employees, contractors, affiliates, clients or other individuals. We have adopted processes designed to identify, assess and manage material risks from cybersecurity threats. Those processes include response to and an assessment of internal and external threats to the security, confidentiality, integrity and availability of our data and systems along with other material risks to our operations, at least annually or whenever there are material changes to our systems or operations. Our Management Risk Committee (MRC) collaborates with our Chief Technology Officer (“CTO”) and Chief Information Security Officer (“CISO”) along with the IT Department to evaluate and address cybersecurity risks in alignment with our business objectives and operational needs. Our CTO and CISO along with the IT Department implement processes and technologies to provide security monitoring and vulnerability management.

We provide all employees with cybersecurity training for cyber risks, both on an annual basis generally and periodically, in the case of current cybersecurity topics. As part of our risk management process, we engage outside providers to conduct periodic penetration testing and vulnerability assessments.

Our CTO or CISO reports to the Audit Committee regarding information security systems, monitoring results and other information technology topics. We maintain a third-party risk management program that includes vendor due diligence at onboarding, periodic assessments, and continuous risk monitoring, including but not limited to system and organization controls report and cyber security assessments. Assessments include reviews of security controls and cybersecurity questionnaires or other technical evaluations. In addition, we maintain a vendor risk register, review risk ratings semi-annually and require our third-party data processors to implement adequate measures to ensure information security.

We have an incident response plan in place with designated roles and responsibilities for responding to and escalating cybersecurity events and incidents. We conduct annual disaster recovery testing and engage in incident response tabletop exercises to test and evaluate our plan with the goal of continuous improvement.

Our Board provides oversight of the Company’s cybersecurity risk management program. The Audit Committee has primary responsibility for oversight of cybersecurity and is briefed on cybersecurity risks quarterly and following any material cybersecurity incidents.

Our cybersecurity program is managed by our CTO, who has served in this role since 2025. Our CTO has over 25 years of industry experience in information technology and maintains industry certifications such as the ISC2 CISSP.

Reporting to the Audit Committee, our CTO and/or CISO may address overall assessment of the Company’s compliance with our cybersecurity policies and procedures, risk management, service provider arrangements, testing results and security incident response and makes recommendations for changes and updates to policies, procedures, and technologies related to cybersecurity and IT risk management.

We are not aware of any material cybersecurity breaches or data loss incidents in the past three years.

Work Environment, Employee Engagement and Diversity & Inclusion

We are committed to providing a work environment in which no employee is harassed or discriminated against. We have a formal anti-harassment and anti-discrimination policy applicable to all employees and conduct mandatory annual workplace training for all employees inclusive of these policies. We also employ merit-based equal opportunity hiring practices, policies and management of our employees. In addition, we support the health and wellbeing of employees with company-wide wellness initiatives and resources focusing on the following key areas: physical activity, nutrition, mindfulness and stress management, education on mental health resources, work-life balance and financial wellness. In addition, we provide free access to an on-site gym and an annual fitness reimbursement benefit.

Our employees have the opportunity to participate in employee-directed charitable giving and activities through our matching gift program and company-paid volunteer days. We support flexible work arrangements for all employees. We have a performance management program designed to provide frequent communication for employees and managers to engage in goal setting, feedback and career development planning. We also have a Rewards & Recognition program to reinforce our culture of teamwork, going above and beyond and innovation. In addition, Acadian LLC holds several community events throughout the year that provide the opportunity to support local community efforts, both financially and through employee volunteering.

We recognize the value of a diverse and skilled workforce and are committed to creating and maintaining an inclusive and collaborative workplace culture that leverages the unique contributions of people with diverse backgrounds, experiences, and perspectives. We are committed to pay equity for employees doing similar work, regardless of gender, race or ethnicity and comply with applicable local regulations.

Website Availability of our Corporate Governance Guidelines
A copy of our Corporate Governance Guidelines is publicly available on the Company’s website at www.acadian-inc.com.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during fiscal year 2025 are set forth above under “—Compensation Committee.” No member of the Compensation Committee was, during fiscal year 2025, or previously, an officer or employee of the Company. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves on our Compensation Committee or Board.
Stockholder and Other Interested Party Communications to the Board
Generally, stockholders and other interested parties who have questions or concerns should contact our Investor Relations department at (617) 369-7300. However, any stockholders or other interested parties who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Board of Acadian Asset Management Inc. at 200 State Street, Suite 601A, Boston, MA 02109. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Stockholders and other interested parties may communicate directly with the Company’s independent Directors by sending a letter addressed to the attention of the independent Directors of Acadian Asset Management Inc., 200 State Street, Suite 601A, Boston, MA 02109.
Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. The Board proposes that the stockholders ratify this appointment. KPMG audited our financial statements for the fiscal year ended December 31, 2025. We expect that representatives of KPMG will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
In deciding to appoint KPMG, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2026.
The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2025, and December 31, 2024, and fees billed for audit-related and tax services rendered by KPMG during those periods. There were no fees billed for other services during those periods.

Type of Fee(1)	2025	2024
Audit fees(2)	$1,590,429	$1,897,870
Audit-related fees(3)	$77,200	$79,000
Tax fees(4)	$5,500	$5,500
Total	$1,673,129	$1,982,370

(1)The fees set forth in the table above do not include any fees paid to KPMG for services relating to Acadian Asset Management LLC’s sponsored investment entities.
(2)Audit fees consisted of audit work performed in the audit of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(3)Audit-related fees consisted principally of special procedures related to regulatory filings.
(4)Tax fees consisted principally of assistance with matters related to domestic and international tax compliance and reporting.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent registered public accounting firm (the “External Auditor”). Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the External Auditor. The Audit Committee pre-approves all audit and permissible non-audit services to be performed for us by the External Auditor. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee considers whether the provision of non-audit services by our External Auditor, on an overall basis, is compatible with maintaining the External Auditor’s independence from management.
In addition to the pre-approval procedures described immediately above, the Audit Committee has adopted a written Pre-Approval Policy for Non-Audit Services Provided by External Accounting Firms (the “Non-Audit Services Policy”). Under the Non-Audit Services Policy, the Audit Committee must pre-

approve the provision of non-audit services to be performed for us by any external accounting firm, subject to a de minimis threshold. Requests for non-audit services to be performed for us by an external accounting firm are submitted to the Chair of the Audit Committee via written request. The Chair of the Audit Committee reviews the request with the other members of the Audit Committee and the Audit Committee determines whether to approve the request. The Non-Audit Services Policy sets forth certain non-audit services prohibited to be performed by external accounting firms.
In the event the stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote on the proposal is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

REPORT OF AUDIT COMMITTEE

The Audit Committee currently consists of Ms. Trebbi and Messrs. Chersi and Kim. Mr. Chersi is the Chair of the Audit Committee. Mr. Chersi has been a member of our Audit Committee since March 1, 2016. Ms. Trebbi has been a member of our Audit Committee since September 12, 2018. Mr. Kim, appointed to the Audit Committee pursuant to Section 3.2 of the Stockholder Agreement, has been a member of our Audit Committee since June 24, 2020. The Board determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the NYSE Rules and is “financially literate” as such term is defined in the NYSE Rules. In addition, the Board determined that each of Ms. Trebbi and Mr. Chersi is an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules. The Audit Committee held 10 meetings during the fiscal year ended December 31, 2025.

The Audit Committee assists the Board in fulfilling its oversight responsibilities of the financial reports and other financial information filed with the SEC, recommends to the Board the appointment of the Company’s independent auditors and evaluates their independence, reviews the Company’s financial reporting procedures and controls, and oversees the Company’s internal audit, risk and compliance functions. The Audit Committee’s role and responsibilities are set forth in the Audit Committee Charter adopted by the Board, which is available on the Company’s website at www.acadian-inc.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process, and for the appointment, compensation, retention and oversight of the work of the Company’s external auditor. In fulfilling its responsibilities for the financial statements for fiscal year 2025, the Audit Committee took the following actions:

•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and KPMG, our independent registered public accounting firm;

•Discussed with KPMG the matters required to be discussed in accordance with Auditing Standard No. 16-Communications with Audit Committees;

•Received written disclosures and a letter from KPMG regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG communications with the Audit Committee and the Audit Committee further discussed with KPMG its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and the audit process that the Audit Committee determined appropriate;

•Discussed with KPMG the independence of KPMG from the Company and its management, and concluded that KPMG is independent; and

•Reviewed and discussed with management and KPMG the critical audit matters and the significant accounting policies applied by the Company in its financial statements.

Management also reports to the Audit Committee and the Board regarding enhancements made to our risk management processes and controls in light of evolving market, business, regulatory and other conditions, including those related to privacy and cyber security.

The Company’s management is responsible for the financial reporting process, for the preparation, presentation and integrity of financial statements in accordance with generally accepted accounting principles in the United States and for the establishment and effectiveness of the Company’s internal controls and procedures designed to assure compliance with accounting standards and laws and regulations. The Company’s independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of the Company’s internal control over financial reporting and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operation and cash flows of the Company in conformity with generally accepted accounting principles in the United States. The Audit Committee monitors and reviews these processes. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the Company’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s review and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that KPMG is in fact “independent.”

The Audit Committee evaluates the independent auditor’s qualifications, performance and independence, including the performance of the independent auditor’s lead partner, taking into consideration the opinions of management and the Company’s internal auditors. The Audit Committee and its Chair ensure the rotation of the lead partner and the audit partner responsible for reviewing the audit to the extent required by law, are directly involved in the selection of the new lead partner and the audit partner responsible for reviewing the audit and consider whether regular rotation of the audit firm is necessary or appropriate to ensure continuing auditor independence. The Audit Committee reports on its evaluation and conclusions, and any actions taken pursuant thereto, to the Board. The Audit Committee and the Board believe that the retention of KPMG as the Company’s independent auditor for the year ending December 31, 2026 is in the best interests of the Company and its stockholders. Based on this evaluation, the Audit Committee decided to retain KPMG to serve as independent auditors for the year ending December 31, 2026. In considering the retention of KPMG, the Audit Committee considers, among other things, the quality of the services provided, KPMG’s capability and knowledge in the industry, tenure as the Company’s auditor and knowledge of the Company and its operations. Under the Audit Committee Charter, the Audit Committee has the authority to appoint the independent auditor.

KPMG has acted as the Company’s independent registered public accounting firm continuously since the Company became a public company in 2014.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Members of the Acadian Audit Committee Robert J. Chersi (Chair) Andrew Kim Barbara Trebbi

Compensation Discussion and Analysis
Introduction
The following compensation discussion and analysis (“CD&A”) provides information on the compensation arrangements of our named executive officers (“NEOs”) for 2025 (i.e., Kelly Young our Chief Executive Officer (“CEO”), Scott Hynes our Chief Financial Officer, Richard Hart our Chief Legal & Administrative Officer, and Christina Wiater our Chief Accounting Officer (who was our principal financial officer for a portion of 2025) and should be read together with the compensation tables and related disclosures set forth below.
Our CD&A is presented in the following sections:
•2025 Officer Appointments
•2025 Company Performance
•Summary of Governance Practices
•2025 Executive Compensation Program Structure
◦Base Salary
◦Incentive Awards
◦Compensation Related to Officer Appointments
◦Severance Benefits
◦Employee Benefit Programs
•Other Compensation Committee Policies and Practices
◦Comparator Group
◦Compensation Committee
◦Compensation Consultant
◦Risk Considerations in our Compensation Programs and Risk Mitigators
◦Other Policies and Practices
•Stockholder Vote on Named Executive Officer Compensation

2025 Officer Appointments
As previously disclosed, effective January 1, 2025, the Company appointed Kelly Young, the President and Chief Executive Officer of Acadian Asset Management LLC, the Company’s asset management business, to additionally be President and Chief Executive Officer of the Company. The Company concurrently announced, as part of transitioning from its multi-boutique legacy structure to an efficient, streamlined and singularly focused asset manager, its name changed to Acadian Asset Management Inc.
Additionally, effective May 19, 2025, the Company appointed Scott Hynes as the Company’s Senior Vice President, Chief Financial Officer. In connection with his appointment as Senior Vice President, Chief Financial Officer, Mr. Hynes also assumed the role of principal financial officer.

Please see the “Compensation Related to Officer Appointments” section of this CD&A below for additional information.

2025 Company Performance
Assets under management increased 51% to $178 billion between December 31, 2024 and December 31, 2025, driven in part by market appreciation and positive net flows. Measured in multiple ways, the Company’s performance was exceptional during 2025:

•Net Client Cash Flows1: 2025 net client cash flows of $29.4 billion was a record for the Company, driven by the success of new product initiatives.
•Investment Performance: The Company continues to deliver superior investment outperformance for its clients, with more than 95% of strategies on a revenue-weighted basis exceeding their benchmarks over the prior 3-, 5-, and 10- year periods as of December 31, 2025.
•Financial Performance: Economic net income (“ENI”)2 increased 11% to $117.6 million and Adjusted EBITDA3 increased 9% to $192.9m, mainly driven by revenue growth. ENI Operating Margin4 saw significant improvement, up 2% to 35% in 2025. The Company generated strong free cash flow with cash balances of approximately $101 million as of December 31, 2025, after returning $48 million of capital to stockholders through share repurchases during 2025. Supported by strong earnings and share buybacks, full year 2025 economic net income earnings per share (“ENI EPS”)5 increased 18% from 2024 to $3.25, our highest ever.
•Stock Price Performance: The Company’s stock price performance in 2025 exceeded all of its asset management industry peers6, which we believe was driven by our strong assets under management growth, record net client cash flows, robust earnings results, effective capital management, and delivery of stockholder value.
Summary of Governance Practices
The Compensation Committee regularly reviews industry best practices in the governance of executive compensation. We have implemented many best-practice features intended to enhance the alignment of executive compensation with the interests of our stockholders.
1 Net Client Cash Flows represents gross client inflows and reinvested income and distributions, less gross client outflows.
2 See Appendix B for 2025 GAAP Net Income to ENI reconciliation and discussion of why such non-GAAP financial measures may be useful to investors.
3 Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. See Appendix B for 2025 GAAP Net Income to Adjusted EBITDA reconciliation and why such non-GAAP financial measures may be useful to investors.
4 ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue.
5 See Appendix B for 2025 GAAP EPS to ENI EPS reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.
6 See page 30 for the 12 companies comprising the Company’s public company peer group, which is also used for measuring relative total shareholder return under the performance-based RSUs.

2025 Executive Compensation Program Structure
Our executive compensation program for 2025 continued to be based on the achievement of clear and consistent objectives that align the interests of our NEOs with those of our stockholders. Our executive compensation program intends to:
•Align our NEOs’ compensation with long-term increases in value for stockholders
•Reward individual efforts and our Company’s overall financial and strategic performance
•Reflect our culture and values
•Be competitive with our peers, helping us to attract, motivate and retain top-caliber executive talent
The specific elements of our 2025 executive compensation program include:
Base Salary

Each of our NEOs earned a fixed base salary, which is intended to provide a degree of financial certainty and stability in our executive pay program. After reviewing comparator group data and considering the annual incentive compensation paid to our NEOs, the Compensation Committee did not adjust the base salaries of our NEOs in 2025.

Incentive Awards

Our NEOs are provided incentive compensation that is intended to recognize overall Company performance, as well as the performance of the individual NEO. This compensation is awarded in the form of cash incentives, time-based RSUs and, for our CEO, performance-based RSUs. Because financial market performance is variable and beyond management’s control, the Compensation Committee applies a comprehensive, rigorous and deliberate approach in determining executive officer compensation, and believes that this is in the best interest of stockholders. Actual awards earned for a given performance year are subject to the Compensation Committee’s assessment of the Company’s overall performance, the NEO’s individual performance, competitive market data and other related factors. The Compensation Committee’s assessment of these factors includes consideration of the following:

•Overall Company Performance: When considering the Company’s overall performance the Compensation Committee considers financial and non-financial performance on an absolute basis as well as compared to the Company’s business plan and industry peers. The Compensation Committee also considers the successful achievement of strategic initiatives in its determination of overall performance.

•Individual Performance: The Compensation Committee considered each NEO’s individual performance as evaluated against assigned goals and objectives, new and emerging business priorities identified during the year, and ongoing job-specific roles and responsibilities.

•Competitive Market Pay Trends: The Compensation Committee considered the employee’s role at the Company and the compensation level for similar positions in the competitive market.

CEO Scorecard and Performance Assessment

At the beginning of 2025, the Compensation Committee established a performance-based CEO scorecard to guide its evaluation of the CEO’s performance for 2025 and reinforce the Company’s pay-for-performance philosophy. The scorecard reflects the Company’s key strategic priorities and focuses on outcomes that drive long-term stockholder value.

The scorecard is not formulaic and does not assign specific payout percentages to individual goals. Instead, it provides a structured framework for assessing performance across the following key categories:

•Financial Results: Delivery of strong financial performance, including, without limitation, Net Client Cash Flows7, Adjusted EBITDA8, and ENI EPS9, disciplined expense management and capital allocation, with a focus on delivering sustained stockholder value.

•Investment Performance: Performance of the Company’s investment strategies across multiple time frames.

•Strategic Initiatives: Progress in advancing long-term strategic priorities, including business development, talent management, company culture, and operational efficiency.

Following year-end, the Compensation Committee evaluates performance across each category and considers both quantitative and qualitative achievements. Based on its holistic assessment, the Committee exercises informed judgment in approving incentive awards. A performance-based scorecard was also in place for each of the other NEOs based on their individual roles.

2025 Annual Incentive Compensation

Kelly Young, President and Chief Executive Officer of the Company and President and Chief Executive Officer of Acadian LLC: The Company and Acadian LLC entered into an Amended and Restated employment agreement with Ms. Young in connection with her appointment as the Company’s President and Chief Executive Officer and her continued service as Chief Executive Officer of Acadian LLC. Ms. Young had a target annual incentive of $8,350,000 for 2025 under her Amended and Restated Employment agreement. The amount of the target incentive award will be reviewed annually. Ms. Young’s actual incentive award was informed by her scorecard outcome described above, and subject to the Compensation Committee’s discretionary assessment of the Company’s overall performance, Ms. Young’s individual performance, competitive market data and other related factors.

Based on the Compensation Committee’s holistic assessment and its informed judgment, and after reviewing Ms. Young’s superior results against her performance scorecard and the Company’s exceptional performance, it approved an annual incentive award of $10,200,000 for Ms. Young. Fifty percent (50%) of this total annual incentive award was paid in cash and fifty percent (50%) was awarded in unvested time-based and performance-based RSUs granted on February 13, 2026. The time-based RSUs will vest ratably over three years from the date of grant. Fifty percent (50%) of the performance-vested RSUs will vest between 0-200% of target subject to the Company’s relative total shareholder return (“TSR”) measured against a defined peer group, and the remaining fifty percent (50%) of the performance-vested RSUs will vest between 0-200% of target, based on the Company’s achievement of Net Client Cash Flow goals set by the Committee at the beginning of the performance period. Under SEC rules, the RSU awards will be reported in the Stock Awards column of the 2026 Summary Compensation Table.

7 Net Client Cash Flows represents gross client inflows and reinvested income and distributions, less gross client outflows.
8 Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. See Appendix B for 2025 GAAP Net Income to Adjusted EBITDA reconciliation and why such non-GAAP financial measures may be useful to investors.
9 See Appendix B for 2025 GAAP EPS to ENI EPS reconciliation and discussion of why such non-GAAP financial measures may be useful to investors.

Scott Hynes, Chief Financial Officer: Mr. Hynes was eligible to receive annual incentive compensation in an amount and form determined based on the Compensation Committee’s discretionary assessment of the Company’s overall financial performance, Mr. Hynes’ individual performance, competitive market data and other related factors. For 2025, Mr. Hynes’ incentive compensation was prorated from May 19, 2025, the date he joined the Company.

Following its holistic and rigorous assessment of these factors, including Mr. Hynes’ strong performance related to oversight and management of the Company’s financial reporting and investor relations functions following the commencement of his employment, including leading the debt refinancing process that optimized the Company’s capital structure, and after taking into account the proration described above, the Compensation Committee awarded Mr. Hynes incentive compensation in respect of 2025 performance of $723,693. Sixty-five percent (65%) of this total annual incentive award was paid in cash and thirty-five percent (35%) was awarded in unvested time-based RSUs granted on February 13, 2026 (which will be reported in the Stock Awards column of the 2026 Summary Compensation Table). The split between the cash payment and the time-based RSUs was based on the deferral schedule determined by the Compensation Committee, as described below.

Richard Hart, Chief Legal and Administrative Officer: Mr. Hart, previously our Chief Legal Officer, assumed an expanded role effective January 1, 2025 as Chief Legal and Administrative Officer. Mr. Hart was eligible to receive annual incentive compensation in an amount and form that is determined based on the Compensation Committee’s discretionary assessment of the Company’s overall financial performance, Mr. Hart’s individual performance, competitive market data and other related factors.

Following its holistic and rigorous assessment of these factors, including Mr. Hart’s strong performance related to oversight and management of all aspects of our Company’s public company operations, the Compensation Committee awarded Mr. Hart 2025 total annual incentive compensation in respect of 2025 performance of $2,500,000. Fifty-five percent (55%) of this total annual incentive award was paid in cash and forty-five percent (45%) was awarded in unvested time-based RSUs granted on February 13, 2026 (which will be reported in the Stock Awards column of the 2026 Summary Compensation Table). The split between the cash payment and the time-based RSUs was based on the deferral schedule determined by the Compensation Committee, as described below. The amount included in the Stock Awards column of the 2025 Summary Compensation Table for Mr. Hart reflects the RSUs granted to Mr. Hart in February 2025 for the 2024 performance year.

Christina Wiater, Chief Accounting Officer: Ms. Wiater also served as principal financial officer until May 2025. Ms. Wiater has a target annual incentive of $700,000 under her employment agreement. Her actual incentive award was subject to the Compensation Committee’s discretionary assessment of the Company’s overall performance, Ms. Wiater’s individual performance, competitive market data and other related factors.

After its holistic and rigorous assessment of these factors, the Compensation Committee awarded Ms. Wiater 2025 total annual incentive compensation of $784,000. Sixty-four percent (64%) of this total annual incentive was paid in cash and thirty-six percent (36%) was awarded in unvested time-based RSUs granted on February 13, 2026. Ms. Wiater’s total annual incentive was awarded above target due to the Company’s superior performance and her strong performance, including, but not limited to, her oversight for all aspects of our Company’s financial reporting and corporate tax functions. The split between the cash payment and the time-based RSUs was based on the deferral schedule determined by the Compensation Committee as described below. The amount included in the Stock Awards column of the 2025 Summary Compensation Table for Ms. Wiater reflects the RSUs granted to Ms. Wiater in February 2025 for the 2024 performance year.

The Compensation Committee considered our executive compensation program objectives, as described above, when determining the deferral schedule for 2025’s annual incentive compensation, including aligning the interests of our NEOs with those of our stockholders and remaining competitive with our peers for the attraction and retention of high caliber talent. The deferral schedule for annual incentive compensation is as follows:
•For the CEO:
◦50% of the annual incentive was paid in cash,
◦25% was granted in the form of time-based RSUs,
◦12.5% was granted in the form of performance-based RSUs that vest between 0-200% of target at the end of three years subject to the Company’s relative TSR performance against a defined peer group. In the event of a negative TSR over the three-year period, the payout is capped at 100% of target regardless of relative performance against the peer group. The defined peer group of 12 public companies is as follows:

• Affiliated Managers Group, Inc.
• Artisan Partners Asset Management Inc.
• BlackRock, Inc.
• Cohen & Steers
• Federated Hermes, Inc.
• Franklin Resources, Inc.
• Invesco Ltd.
• Janus Henderson Group, plc
• T. Rowe Price Group, Inc.
• Victory Capital Holdings, Inc.
• Virtus Investment Partners, Inc.
• WisdomTree, Inc.
◦The remaining 12.5% of the annual incentive was granted in the form of performance-based RSUs that vest between 0-200% of target at the end of three years, subject to net client cash flow goals set by the Compensation Committee at the beginning of the performance period.

•For the remaining NEOs:
•The first $100,000 of the total incentive was paid in cash,
•the next tier of incentive from $100,001 to $200,000 was paid 65% in cash and 35% in RSUs,
•the next tier of the total incentive from $200,001 to $500,000 was paid 60% in cash and 40% in RSUs,
•for incentives over $500,000, the tier from $500,001 to $1,000,000 was split 55% cash and 45% RSUs, and
•the tier for incentives in excess of $1,000,000 was split evenly between cash and RSUs.

The number of RSUs granted was determined by dividing the dollar value of the RSU portion of annual incentive compensation by the closing price of a share of our Common Stock on the date immediately prior to the date of grant. Time-vested RSUs vest ratably over three years, generally subject to continued employment with us. Any dividends payable with respect to Common Stock underlying the RSUs will be subject to the same vesting conditions as the RSUs to which the dividends relate.

The following table shows the NEO base salaries, and total incentive awards for 2025 that were awarded and approved by the Compensation Committee, with performance-based equity awards shown at target. This table differs from the Summary Compensation Table as it reflects equity awards that were awarded in February of 2026 for performance in 2025. By comparison, the Summary Compensation Table reflects equity awards granted in 2025 for performance in 2024. The Summary Compensation Table also includes additional amounts received by Ms. Young solely for her prior service to Acadian LLC as described above.

	Kelly Young	Scott Hynes[2]	Richard Hart	Christina Wiater
Base Salary	$650,000	$450,000	$500,000	$425,000
Incentive Awards:
Cash Incentive	$5,100,000	$468,031	$1,370,000	$501,200
Time-Based RSUs	$2,550,000	$255,662	$1,130,000	$282,800
Performance-Based RSUs[1]	$2,550,000	$—	$—	$—
Total Incentive Awards	$10,200,000	$723,693	$2,500,000	$784,000
2025 Total Compensation	$10,850,000	$1,173,693	$3,000,000	$1,209,000

(1) 50% of the Performance-Based RSUs are subject to the Company’s relative TSR performance against the defined peer group noted above and 50% is subject to the Company’s achievement of net client cash flow goals. Awards vest between 0-200% of target on February 13, 2029, generally subject to continued employment.

(2) Mr. Hynes joined the Company May 19, 2025 as Chief Financial Officer. His 2025 incentive compensation was prorated from when he joined the Company.

Compensation Related to Officer Appointments

Kelly Young, Chief Executive Officer: Ms. Young’s compensation for her dual role consists of an annual base salary of $650,000, and she is eligible to receive an annual incentive based on a target amount determined annually by the Compensation Committee. The incentive amount ultimately awarded to Ms. Young is determined by the Compensation Committee utilizing a pre-determined, performance-based scorecard with both quantitative and qualitative metrics.
•Historical Compensation of Ms. Young and Additional Alignment with our Stockholders: Prior to the appointment to her dual position with both the Company and Acadian LLC, Ms. Young participated solely in the Acadian LLC compensation plans. A portion of the Acadian LLC compensation framework consists of elements that are designed to promote retention (deferred cash compensation that may generally only be received if the individual continues service) and alignment with our stockholders (profits interests in Acadian LLC that increase in value as earnings increase). Although Ms. Young will no longer receive new benefits under either of these Acadian LLC programs, she will retain all deferred compensation and profits interests she previously received, and there will be amounts paid out in future years that are related to these previous grants. The Compensation Committee believes that the elements of such compensation remain consistent with the goals of the Company’s compensation program and further aligns Ms. Young’s overall compensation with long-term increases in value for our stockholders.

•Disclosure of Historical Acadian LLC Compensation: In accordance with SEC rules, amounts paid to Ms. Young related to previously granted awards will be reported in the compensation tables appearing in this (and future) proxy statements. As a result, the compensation reported for Ms. Young in the Summary Compensation Table for 2025 reflects amounts of previously earned deferred cash compensation and profits interest distributions that are attributable to prior service with Acadian LLC that was received in 2025; however it does not reflect compensation decisions made with respect to her service as President and Chief Executive Officer of the Company in 2025. These legacy amounts that are paid out and reported are separate from amounts awarded by the Compensation Committee in connection with her service as President and Chief Executive Officer of the Company.
Scott Hynes, Chief Financial Officer: Mr. Hynes’ compensation consists of an annual base salary of $450,000, and a discretionary annual incentive opportunity based on company and individual performance.
Severance Benefits

Our NEOs are entitled to certain benefits in the event of the termination of their employment under specified circumstances. Please refer to “Employment Contracts—Termination Provisions” for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to our NEOs under various termination circumstances under the caption “Payments Upon Termination of Employment, Death and Disability” below.

We believe that providing these benefits helps us compete for executive talent and that our severance benefits are generally in line with competitive market practice.

Employee Benefit Programs

Our NEOs receive the same health and welfare benefits as our other employees and are eligible to participate in the Company’s Profit Sharing & 401(k) Plan. We provide the Profit Sharing and 401(k) Plan for all employees and contribute a percentage of compensation to this plan on a discretionary basis, subject to regulatory limits (for 2025, the contribution amount was 10% of eligible compensation as defined by the terms of the plan). In addition, we maintain two non-qualified deferred compensation plans, the Deferred Compensation Plan and the Voluntary Deferral Plan, to provide additional retirement planning flexibility for select employees. The Deferred Compensation Plan allows the Company to make contributions to eligible employees’ accounts up to a maximum annual contribution of $50,000 per participant (such limit is an aggregate limit covering Company contributions to both the Profit Sharing and 401(k) Plan and the Deferred Compensation Plan and applies regardless of whether the eligible employee contributes to either plan). Company contributions to the Profit Sharing and 401(k) Plan and the Deferred Compensation Plan vest ratably over five years. Upon termination of a participant’s employment without cause or for good reason, any unvested Company contributions to either plan vest in full. The Voluntary Deferral Plan allows eligible employees to defer a portion of their compensation on a tax-deferred basis and does not include any employer contributions. Our NEOs are eligible to receive limited perquisites, which may include executive parking, representing a de minimis portion of each executive’s total compensation.

Other Compensation Committee Policies and Practices

    Comparator Group
We believe that ensuring that our compensation levels are competitive with the market for high-caliber talent in our industry is an important tool for attracting and retaining executives. The Compensation Committee uses the compensation levels of companies in our comparator group as a reference and guide in making total compensation decisions. In selecting the companies in our comparator group the Compensation Committee considered, with input from the Human Capital Practice at Aon plc (“Aon”), the Compensation Committee’s independent compensation consultant, the following factors: business structure, assets under management, revenue, and public company status. The comparator group is evaluated by the Compensation Committee on an annual basis and may change over time based upon the availability of peer data and the future characteristics of our business compared to peer companies, which includes both publicly traded and privately held asset management companies.
The comparator group, which was updated in 2025 and used for reference for 2025 compensation decisions, included the following 16 public and private companies (for publicly traded companies the stock exchange symbol is provided):

American Century Investments	Loomis, Sayles & Company
Artisan Partners Asset Management, Inc. (Symbol: APAM)	Resolute Investment Management
Barings	TCW LLC[1]
Cohen & Steers, Inc. (Symbol: CNS)	Voya Investment Management[1]
Conning Holdings Limited	Victory Capital Holding, Inc. (Symbol: VCTR)
First Eagle Investment Management	Virtus Investment Partners, Inc. (Symbol: VRTS)
Janus Henderson Group plc (Symbol: JHG)[1]	William Blair & Company
Lazard Asset Management	WisdomTree Inc. (Symbol: WT)
1Added to the comparator group in 2025.
    The Compensation Committee
The Compensation Committee is responsible for overseeing our general compensation policies and equity plans and making compensation decisions for the executive officers. The Compensation Committee regularly meets in executive session without management present.
In making compensation decisions, the Compensation Committee considers the Company’s financial performance compared to its business plan and the prior year’s performance, the financial needs of the business, achievement of strategic objectives, the success of long-term initiatives over a multi-year period, and financial results against industry peers. The Compensation Committee also takes into account the compensation levels of our comparator group, and the future outlook for the Company and the industry. Incentive compensation recommendations for executives other than the CEO are made to the Compensation Committee by our CEO.
    Compensation Consultant
Aon served as the independent compensation consultant to the Compensation Committee in 2025. Aon advised the Compensation Committee on a number of compensation matters, including market data and analysis, comparator group review, CEO appointment matters, and governance. A representative from Aon attended Compensation Committee meetings, including executive sessions, as well as informal meetings, in each case as requested by the Compensation Committee, and communicated with the Chair between meetings to prepare for Compensation Committee meetings.
During 2025, fees paid to Aon for compensation consulting services for the Committee totaled $30,492, fees for additional compensation benchmarking surveys (provided to the Company or its affiliates) were $75,775. Additionally, fees paid to Aon Plc for insurance brokerage services provided to the Company or its affiliates totaled $248,079. These non-compensation related fees primarily represented insurance brokerage commissions indirectly borne by the Company and the Compensation Committee determined these services did not impair Aon’s independence.

The Compensation Committee assesses the independence of Aon annually and in 2025 concluded that Aon did not have any conflicts of interest with respect to its engagement by the Compensation Committee and was independent. In assessing Aon’s independence, the Compensation Committee considered the following factors:
•Other services provided by Aon to the Company;
•Aggregate fees paid by the Company to Aon and fees as a percentage of the total revenue of Aon;
•Aon’s policies and procedures designed to prevent conflicts of interest;
•Any business or personal relationship between Aon and any member of the Compensation Committee or any executive officer of the Company; and
•Whether Aon, or any individual advising the Compensation Committee, holds any shares of the Company’s stock.
Risk Considerations in our Compensation Programs
Our executive and non-executive compensation programs are designed with the goal of mitigating risk and protecting stockholder returns without diminishing the effectiveness of the incentives awarded to our employees, including the NEOs. In addition, the Compensation Committee considers the impact of the Company’s compensation practices on the Company’s broad risk management program. The Compensation Committee does not believe that our compensation programs promote excessive risk-taking.
We seek to keep our compensation programs simple and straightforward and tied to individual and company performance. Annually, the Company conducts an assessment of risks potentially arising from the Company’s compensation programs and policies for the year. The assessment covers each material element of executive and non-executive employee compensation. Based on the assessment, the Company concluded, and the Compensation Committee concurred, that our compensation policies and practices do not encourage behaviors that are reasonably likely to have a material adverse effect on the Company.
Risk Mitigators
The Company has the following policies designed to promote good corporate governance and to mitigate risk:
•Clawback policies
•Stock ownership guidelines
•Prohibitions on hedging and pledging
    Clawback Policies
Our executive officers are subject to two clawback policies that address incentive compensation recoupment. The initial policy was instituted by the Compensation Committee for all executive officers for incentives awarded beginning in 2017 (“2017 Clawback Policy”) and the second policy was instituted in 2023 in compliance with SEC Rule 10D-1 and NYSE listing standards (“Rule 10D-1 Clawback Policy”). The Compensation Committee maintains both policies to provide robust clawback protection over incentive compensation awarded to our executive officers.
The 2017 Clawback Policy has four prongs pursuant to which the Compensation Committee can consider a clawback of executive officer compensation, including time-based and performance-based equity grants, that were paid, granted or vested in the three years prior to the applicable triggering event. The four prongs include:
•Financial statement restatement due to material noncompliance with financial reporting requirements of the SEC;
•Improper conduct resulting in significant adverse reputational or economic impact to the Company;
•Conduct constituting cause under the Company’s equity plan; or
•Violation of risk policies that result in a material impact to the Company.

The Rule 10D-1 Clawback Policy, effective October 2, 2023, was adopted pursuant to NYSE listing standards and the SEC rules implementing the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule 10D-1 Clawback Policy provides for the recovery of erroneously awarded incentive compensation, including time-based and performance-based equity grants that are granted or vest solely or in part based on satisfaction of a financial performance goal, received by a current or former executive officer in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws.
    Stock Ownership Guidelines
Our CEO and other NEOs are subject to shareholding requirements of at least 500% of base salary and 300% of base salary, respectively. Under the terms of our guidelines, unvested performance-based shares or units awarded under the Company’s Equity Incentive Plan, are excluded from this calculation in determining compliance with the guidelines. Until this shareholding requirement is met, each NEO is required to retain 50% of his or her net gain shares (i.e., shares remaining after shares sold to pay taxes) received upon vesting or exercise of equity awards. Each of our NEOs is currently in compliance with these guidelines.

    Prohibitions on Hedging and Pledging
Our policies prohibit all of our officers, including our NEOs, from (i) entering into any hedging arrangements involving our stock, (ii) engaging in short sales or any other transaction which would result in short exposure to our stock, and (iii) pledging our stock as collateral.
Other Policies and Practices
Insider Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and/or other dispositions of Acadian’s securities by our directors, officers and employees, as well as certain other covered persons, which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our policy on insider trading is filed as Exhibit 19 to the Annual Report on Form 10-K filed on February 27, 2026.
Equity Awards and Material Non-Public Information
The Compensation Committee does not schedule equity award grant dates in anticipation of the release of material non-public information, and the Company does not have any plans, programs or practices of timing the release of material non-public information in order to affect the value of executive compensation.

Impact of Tax and Accounting Policies
When the Compensation Committee determines NEO compensation, it considers all factors that may have an impact on our financial performance, including accounting rules and the tax consequences of the compensation awarded to the NEOs. While the Compensation Committee considers the accounting treatment and tax deductibility of awards, it is not a material factor of our executive compensation program, and the Compensation Committee retains the flexibility to award compensation that it believes to be in the best long-term interest of our stockholders.

Stockholder Vote on Named Executive Officer Compensation

At our 2025 annual meeting of stockholders, stockholders holding over 99% of shares present or represented by proxy at the meeting and entitled to vote on the proposal voted in support of our executive compensation program. The Compensation Committee continues to review, assess and update our compensation program as necessary to reflect the current business needs of the Company as well as the views of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears directly above in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement and in Acadian Asset Management Inc.’s Form 10-K filed with the SEC on February 27, 2026.

Members of the Acadian Asset Management Inc. Compensation Committee Barbara Trebbi (Chair) Robert J. Chersi Andrew Kim

Compensation Tables
    2025 Summary Compensation Table
The following table sets forth information concerning the compensation awarded to, earned by, or paid to our NEOs during the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023, respectively (or such shorter period of the NEO’s service to the Company).

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	All Other Compensation (3)	Total
Kelly Young	2025	$650,000	$9,066,667	$—	$802,561	$10,519,228
President and Chief
Executive Officer

Scott Hynes	2025	$276,923	$468,031	$—	$27,692	$772,646
Senior Vice President and Chief Financial Officer effective 5/19/2025

Richard Hart	2025	$500,000	$1,370,000	$442,502	$50,000	$2,362,502
Executive Vice President and Chief Legal and Administrative Officer	2024	$500,000	$682,500	$335,017	$50,000	$1,567,517
	2023	$500,000	$565,000	$335,017	$50,000	$1,450,017

Christina Wiater	2025	$425,000	$501,200	$308,021	$50,000	$1,284,221
Senior Vice President and Principal Financial and Accounting Officer through 5/19/2025	2024	$425,000	$532,000	$245,005	$50,000	$1,252,005
	2023	$425,000	$455,000	$105,006	$50,000	$1,035,006

(1) The amount reported in the Bonus column reflects the cash portion of the executive officer’s discretionary award under the Company’s annual incentive plan. For Ms. Young the amount includes (a) the discretionary cash award for 2025 of $5,100,000 awarded by the Company and (b) payments under the Acadian LLC deferred cash bonus plan related to Ms. Young’s prior service to Acadian LLC. For 2025, such amount includes (i) $900,000 of a deferred cash award granted in calendar year 2023 and based on 2022 performance, and (ii) $1,166,667 of a deferred cash bonus award granted in calendar year 2024 and based on 2023 performance, and (iii) $1,900,000 of a deferred cash bonus award granted in calendar year 2025 and based on the performance during 2024.
(2) The equity portion of Ms. Wiater and Mr. Hart’s 2024 award is reflected in the 2025 Stock Awards column and      the equity portion of the 2025 awards for each of the NEOs will be reflected in next year’s summary compensation table.
The amounts in the Stock Awards column reflect the grant date fair value of awards of RSUs determined             pursuant to FASB ASC Topic 718, Compensation - Stock Compensation (“ASC 718”), disregarding the impact of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 18 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2025. The grant date fair value of time-based RSUs is calculated by multiplying the closing market price of our Common Stock on the day immediately prior to the date of grant by the number of shares of Common Stock subject to the RSU award. The RSU grants reflected in the 2025 Stock Awards column for

Ms. Wiater and Mr. Hart were made on February 14, 2025 in respect of awards earned pursuant to our incentive plan for the 2024 performance year. The RSUs, which were granted pursuant to the Company’s Equity Incentive Plan, vest ratably over three years, on each anniversary of the date of grant, generally subject to the executive officer’s continued employment through the applicable vesting date.
(3) The amounts reported in the All Other Compensation column for Ms. Young includes (i) distributions of $752,561 in respect of profits interests in Acadian LLC held by Ms. Young and (ii) a $35,000 contribution by Acadian LLC to the Company’s Profit Sharing & 401(k) Plan, and (iii) a $15,000 contribution by the Company to its Deferred Compensation Plan. The amount for Mr. Hynes is the amount of the contribution by the Company under its Profit Sharing & 401(k) Plan. The amounts for Mr. Hart and Ms. Wiater represent the sum of contributions by the Company under its Profit Sharing & 401(k) Plan ($35,000) and its Deferred Compensation Plan ($15,000).

    2025 Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards made to each NEO during the 2025 fiscal year.

Name		Grant Date	Approval or Action Date, if different	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

Kelly Young	(1)	—	—	—	$—

Scott Hynes	(1)	—	—	—	$—

Richard Hart	(2)	2/14/2025	1/9/2025	17,265	$442,502

Christina Wiater	(2)	2/14/2025	1/9/2025	12,018	$308,021

(1)Ms. Young received her first grant of RSUs in February of 2026 and such grant will be reported in the 2026 Summary Compensation Table. Mr. Hynes received his first grant of RSUs in February of 2026 and such grant will be reported in the 2026 Summary Compensation Table. In addition, Ms. Young holds significant profits interests in Acadian LLC, which provides further alignment with long-term increases in value for our stockholders.

(2)The amount represents the time-based RSUs granted under the Company’s Equity Incentive Plan related to performance in 2024. The grant date fair value of the RSUs was determined pursuant to ASC 718 by multiplying the number of shares by $25.63, the closing price of a share of Common Stock on February 13, 2025, the day prior to the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The compensation reported in the Summary Compensation Table and the Grants of Plan-Based Awards table are awarded pursuant to the terms of the following employment agreements:

a) Kelly Young. On September 30, 2024, the Company and Acadian LLC entered into an Amended and Restated Employment Agreement with Ms. Young in connection with the appointment of Ms. Young as the Company’s President and Chief Executive Officer (effective January 1, 2025) and the continued service of Ms. Young as the Chief Executive Officer of Acadian LLC. Pursuant to such Amended and Restated Employment Agreement, Ms. Young’s compensation for her dual role consists of an annual base salary of

$650,000, and eligibility to receive a discretionary annual bonus based on a target bonus amount. The target bonus amount for 2025 was $8.35 million and the actual bonus amount may exceed or be less than the target bonus amount. The determination of the annual bonus and the allocation of such amount between currently paid in cash and deferred compensation, including equity of the Company, is determined by the Board or the Compensation Committee in its sole discretion.

b) Richard Hart. On April 15, 2020, the Company entered into an employment agreement with Mr. Hart that provides for an annual base salary of $500,000 and participation in the Company’s annual discretionary incentive plan with no set target value, payable in cash and equity subject to individual and Company performance, at the discretion of the Compensation Committee.

c) Christina Wiater. On May 4, 2023, the Company entered into an employment agreement with Christina Wiater (the “Wiater Employment Agreement”) that provides for an annual base salary and participation in the Company’s discretionary annual incentive plan with a target annual bonus of $700,000 payable in cash and equity, subject to individual and Company performance, at the discretion of the Compensation Committee.

2025 Outstanding Equity Awards at Fiscal Year-End

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)
Kelly Young	---	(1)	---	---

Scott Hynes	---		---	---

Richard Hart	2/14/2025	(2)	17,265	$811,455
	2/15/2024	(3)	10,466	$491,902
	2/15/2023	(4)	4,317	$202,899

Christina Wiater	2/14/2025	(2)	12,018	$564,846
	2/15/2024	(3)	7,654	$359,738
	2/15/2023	(4)	1,353	$63,591

(1)Ms. Young holds significant profits interests in Acadian LLC, which provides further alignment with long-term increases in value for our stockholders.
(2)The RSUs vest in one-third increments over a three-year period on each of February 14, 2026, February 15, 2027 and February 15, 2028, generally subject to continued employment.
(3)The RSUs vest in one-third increments over a three-year period on each of February 15, 2025, February 15, 2026 and February 15, 2027, generally subject to continued employment.
(4)The RSUs vest in one-third increments over a three-year period on each of February 15, 2024, February 15, 2025 and February 15, 2026, generally subject to continued employment.
(5)Market value was determined by multiplying the number of shares of Common Stock by $47.00, the closing price of a share of Common Stock on December 31, 2025.

    2025 Options Exercised and Stock Vested

The following table shows the stock awards held by our NEOs that vested during the 2025 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1) ($)
Kelly Young	—	$—
Scott Hynes	—
Richard Hart	16,124	$414,226
Christina Wiater	5,180	$133,074

(1)The value realized upon vesting of RSUs is calculated by multiplying the fair market value of a share of Common Stock on the vesting date (the closing price on the business day prior to the vesting date) by the number of shares vested.

    2025 Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Voluntary Deferral Plan (“VDP”) and the Deferred Compensation Plan (“DCP”). The VDP allows eligible employees to elect to defer a portion of their salary and annual incentive on a voluntary basis. Eligible employees elect the time and form of distribution from the VDP at the time of enrollment. Distributions may be made during employment or at the time of termination or retirement as defined by the terms of the VDP, subject to applicable tax law. Under the DCP, the Company may provide additional contributions to employees whose profit sharing contributions were limited under the Company’s tax-qualified plan. DCP accounts are distributed at the time of termination of employment, subject to applicable tax law. Earnings on VDP and DCP balances are calculated based on the employee-directed investment vehicles, which do not provide for above-market interest. For 2025, the Company contribution under the DCP was at the same rate of contribution as the contribution to the Profit Sharing & 401(k) Plan (10% of eligible compensation for 2025), subject to an aggregate contribution limit of $50,000.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at end of Last FYE ($)
Kelly Young	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$15,000	$—	$—	$—
Scott Hynes	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$—	$—	$—	$—
Richard Hart	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$15,000	$34,323	$—	$343,795
Christina Wiater	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$15,000	$15,897	$—	$127,322

(1)All Company contributions are included in the “All Other Compensation” column of the 2025 Summary Compensation Tables.

Employment Contracts—Termination Provisions
In 2025, each of the NEOs, other than Mr. Hynes, were a party to an employment agreement with the Company that sets forth the severance benefits such NEO would receive upon termination of his or her employment. The material terms of the agreements are described below. The terms “cause” and “good reason” referred to below are defined in the respective NEO’s agreement or equity award agreement.

Kelly Young

In the event of termination of Ms. Young as Chief Executive Officer of the Company (a)(i) by the Company without cause or (ii) by Ms. Young with good reason, all time-based RSUs granted to Ms. Young by the Company will become fully vested and all performance-based RSUs will remain outstanding and continue to be eligible to vest in accordance with their terms or (b) as a result of Ms. Young’s death or disability, all RSUs granted to Ms. Young by the Company will become fully vested (at target level, as applicable, for performance-based RSUs). Ms. Young would receive this equity acceleration even if she remained in service as CEO of Acadian LLC.

In the event of a termination of Ms. Young’s employment as Chief Executive Officer of Acadian LLC without cause or termination by Ms. Young for good reason, then, in addition to any earned but unpaid base salary and certain earned and vested benefits, subject to Ms. Young’s execution of a release of claims, Ms. Young shall be entitled to receive (i) severance pay consisting of a continuation of her base salary then in effect on the termination date for a period equal to up to 24 months, (ii) payment of a bonus equal to up to two times the average amount of bonuses (paid to Ms. Young by Acadian LLC for the last three (3) fiscal years prior to termination (the “Termination Bonus”) and (iii) payment for continuation of health benefits for the lesser of the severance period set forth in the Employment Agreement, cessation of COBRA eligibility or eighteen (18) months.

In the event of a termination of Ms. Young’s employment as Chief Executive Officer of Acadian LLC due to her death or disability, Ms. Young will be entitled to severance pay consisting of a continuation of her base salary then in effect on the termination date for a period equal to six (6) months and a pro-rata portion of the Termination Bonus.

Scott Hynes

If Mr. Hynes’ employment is terminated by the Company without cause, subject to Mr. Hynes’ execution of a release of claims, Mr. Hynes would be entitled to (i) 12 months’ base salary, and (ii) payment of COBRA premiums for 12 months, and (iii) accelerated vesting of all of his outstanding restricted stock awards and RSUs.

Richard Hart

If Mr. Hart’s employment is terminated by the Company without cause or by Mr. Hart for good reason, subject to Mr. Hart’s execution of a release of claims, Mr. Hart would be entitled to (a) 12 months’ base salary, (b) a lump sum cash bonus in an amount equal to Mr. Hart’s prior year bonus, (c) a cash bonus for the year in which the termination occurs equal to Mr. Hart’s prior year bonus, prorated to reflect the number of days worked during the year in which the termination occurs (or if the prior year bonus has not yet been paid, an amount equal to the prior year bonus), (d) subject to Mr. Hart’s timely election of COBRA coverage, an amount equal to the portion of the premium cost incurred by the Company for 12 months, and (e) accelerated vesting of all outstanding restricted stock awards and RSUs.

If Mr. Hart’s employment is terminated due to his death or disability, he would be entitled to accelerated vesting of all outstanding RSUs. If Mr. Hart’s employment is terminated due to his disability, subject to his timely election of COBRA coverage, Mr. Hart would be entitled to an amount equal to the portion of the premium cost incurred by the Company for 12 months.

Christina Wiater

If Ms. Wiater’s employment is terminated by the Company without cause or by Ms. Wiater for good reason, subject to Ms. Wiater’s execution of a release of claims, Ms. Wiater would be entitled to (i) the greater of (a) 12 months’ base salary plus her most recently paid annual bonus or (b) $1,125,000, (ii) payment of COBRA premiums for 12 months, (iii) a cash bonus for the year in which the termination occurs equal to the greater of (a) her most recently paid annual bonus and (b) $700,000, in each case prorated to reflect the number of days worked during the year, and (iv) accelerated vesting of all of her outstanding restricted stock awards and RSUs.

If Ms. Wiater’s employment is terminated due to her death or disability, she would be entitled to accelerated vesting of all outstanding RSUs. If Ms. Wiater’s employment is terminated due to her disability, subject to her timely election of COBRA coverage, Ms. Wiater would be entitled to an amount equal to the portion of the premium cost incurred by the Company for 12 months.

Payments Upon Termination of Employment, Death and Disability
The following tables detail payments upon termination by the Company without cause, for good reason by the employee, or due to death or disability as of December 31, 2025 for each of the NEOs:

	Termination Without Cause or for Good Reason
	Salary	COBRA Benefits	Bonus	Accelerated Vesting	Total
Kelly Young (1)	$1,300,000	$36,958	$6,533,333	$—	$7,870,291
Scott Hynes	$450,000	$36,473	$—	$—	$486,473
Richard Hart (2)	$500,000	$31,809	$1,125,000	$1,506,256	$3,163,065
Christina Wiater (3)	$425,000	$31,809	$840,000	$988,175	$2,284,984
(1) For Ms. Young, detail of payments above assumes a termination from both the Company and Acadian LLC. Salary represents salary continuation for a period equal to 24 months (actual salary payment would range between 18-24 months), as determined in accordance with the Young Employment Agreement. The bonus represents two times the average amount of cash bonuses for the last three fiscal years (actual bonus would range between one and two times the average cash bonus for the last three years) as defined by the Young Employment Agreement. Any accrued, unused vacation would be paid as required under applicable law.
(2) The value of accelerated vesting for Mr. Hart’s 32,048 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2025 ($47.00). Mr. Hart’s bonus represents his prior year bonus. Mr. Hart would also receive a cash bonus for the year in which the termination occurs equal to his most recently paid annual bonus prorated to reflect the number of days worked during the year. Any accrued, unused vacation would be paid as required under applicable law.
(3) The value of accelerated vesting for Ms. Wiater’s 21,025 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2025 ($47.00). Ms. Wiater’s bonus represents her prior year bonus as set forth in the Wiater Employment Agreement. Ms. Wiater would also receive a cash bonus for the year in which the termination occurs equal to the greater of (a) her most recently paid annual bonus and (b) $700,000, in each case prorated to reflect the number of days worked during the year. Any accrued, unused vacation would be paid as required under applicable law.

	Termination upon Death
	Salary	Bonus	Accelerated Vesting	Total
Kelly Young	$325,000	$3,266,666	$—	$3,591,666
Scott Hynes	$—	$—	$—	$—
Richard Hart (1)	$—	$—	$1,506,256	$1,506,256
Christina Wiater (2)	$—	$—	$988,175	$988,175

(1) The value of accelerated vesting for Mr. Hart’s 32,048 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2025 ($47.00). Salary continuation or bonus compensation may be paid at the discretion of the Compensation Committee.

(2) The value of accelerated vesting for Ms. Wiater’s 21,025 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2025 ($47.00). Salary continuation or bonus compensation may be paid at the discretion of the Compensation Committee.

	Termination upon Disability
	Salary	COBRA Benefits	Bonus	Accelerated Vesting	Total
Kelly Young	$325,000	$—	$3,266,666	$—	$3,591,666
Scott Hynes	$—	$36,473	$—	$—	$36,473
Richard Hart (1)	$—	$31,809	$—	$1,506,256	$1,538,065
Christina Wiater (2)	$—	$31,809	$—	$988,175	$1,019,984
(1) The value of accelerated vesting for Mr. Hart’s 32,048 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2025 ($47.00). Salary continuation or bonus compensation may be paid at the discretion of the Compensation Committee.
(2) The value of accelerated vesting for Ms. Wiater’s 21,025 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2025 ($47.00). Salary continuation or bonus compensation may be paid at the discretion of the Compensation Committee.
CEO Pay Ratio
We are providing the following information about the relationship of the median annual total compensation of our employees, other than our CEO, and the annual total compensation of our CEO, Ms. Young:
For 2025, our last completed fiscal year:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $293,203; and
•the total compensation of our CEO was $10,519,228.
Based on this information for 2025, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was approximately 36:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.
To identify our median employee, we first determined our employee population as of December 31, 2025 (the “Determination Date”). We had 395 full-time, part-time, seasonal and temporary employees (including employees of our remaining affiliate) as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We ranked total annual compensation of the employee population using W-2 taxable income, inclusive of pre-tax deferrals, for the period beginning January 1, 2025 and ending December 31, 2025. An equivalent annual income amount was used for employees outside the United States. Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine total compensation of our CEO for the purposes of the Summary Compensation Table disclosed above.

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table (SCT) Total for First PEO(1)	Summary Compensation Table (SCT) Total for Second PEO(1)	Compensation actually paid to First PEO(1)(2)(3)	Compensation actually paid to Second PEO(1)(2)(3)	Average SCT Total for non-PEO NEOs[1]	Average Compensation actually paid to non-PEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ millions)	ENI EPS(5)
							TSR	Peer Group TSR
2025	$—	$10,504,228	$—	$10,504,228	$1,473,123	$1,841,641	$246	$203	$106.6	$3.25
2024	$792,500	$—	$792,500	$—	$1,409,761	$1,561,365	$138	$177	$86.8	$2.76
2023	$700,000	$—	$809,897	$—	$1,242,512	$1,091,027	$100	$135	$67.1	$1.78
2022	$700,000	$—	$(6,979,464)	$—	$1,345,000	$197,014	$107	$121	$100.6	$1.89
2021	$12,700,000	$—	$24,330,911	$—	$1,325,008	$2,407,172	$133	$135	$896.4	$1.47

(1)Suren Rana (“First PEO”) was our PEO until December 31, 2024. Kelly Young (“Second PEO”) has been our PEO since January 1, 2025.The individuals comprising the non-PEO NEOs for each year presented are listed below.

2021 - 2024	2025
Richard Hart	Richard Hart
Christina Wiater	Christina Wiater
Scott Hynes
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions for the PEOs and the Non-PEO NEOs set forth below. Ms. Young, our PEO for 2025 was not granted any Company stock awards during 2025 and did not hold any such awards as of December 31, 2025 and therefore the exclusions and inclusions set forth below were not applicable. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2025	$1,473,123	$(250,174)	$618,692	$1,841,641

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	$459,158	$164,150	$—	$(4,616)	$—	$—	$618,692
(4)The Peer Group TSR shown in this table utilizes the S&P 500 Financial Index Sector (the “Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)Net income is as reported in the Company’s Form 10-K for the relevant year.
(6)We determined ENI EPS to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and other NEOs in 2025. ENI EPS is a non-GAAP financial measure. See Appendix B for 2025 GAAP EPS to ENI EPS reconciliation and discussion of why such non-GAAP financial measures may be useful to investors.
Relationship Between PEO and Non-PEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”), and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years assuming $100 was invested on December 31, 2020, and the Peer Group’s TSR over the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
30
25
20
15
10
5
0
-5
-10
$300
$250
$200
$150
$100
$50
$0
TSR (12/31/2020 Indexed to $100)
24.3
2.4
-7.0
0.2
0.8
1.1
0.8
1.6
10.5
1.8
100.00
100.00
135.04
133.00
120.81
107.14
135.49
99.94
176.89
137.61
245.83
203.47
2020
2021
2022
2023
2024
2025
Fiscal Year
Suren Rana Compensation Actually Paid
Kelly Young Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Acadian Asset Management Inc. TSR
Standard & Poor's 500 Financial Sector Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
30
25
20
15
10
5
0
-5
-10
1000
800
600
400
200
0
24.3
2.4
896.4
-7.0
0.2
100.6
0.8
1.1
67.1
0.8
1.6
86.8
10.5
1.8
106.6
2021
2022
2023
2024
2025
Fiscal Year
Suren Rana Compensation Actually Paid
Kelly Young Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Acadian Asset Management Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and ENI EPS
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our ENI EPS during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

PEO and Other NEOs
Economic Net Income (“ENI”) (1)
ENI Earnings Per Share (“ENI EPS”) (2)
Adjusted EBITDA (3)
Net Client Cash Flows
3-Year Relative TSR vs. the median of defined peer group (4)

(1) See Appendix B for 2025 GAAP Net Income to ENI reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.
(2) See Appendix B for 2025 GAAP EPS to ENI EPS reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.
(3) See Appendix B for 2025 GAAP net income attributable to controlling interests to EBITDA to Adjusted EBITDA to economic net income reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.
(4) See Compensation Discussion & Analysis, 2025 Annual Incentive Compensation, for description of the defined peer group.

2025 Director Compensation
Director compensation includes both cash payments and equity granted in the form of time-based RSUs. RSUs granted to our non-employee directors vest on the earlier of the one-year anniversary of the date of grant or the date of the next year’s annual meeting of stockholders, subject to the director’s continued service through the vesting date. The following table details the fees paid to our non-employee directors for their service during fiscal 2025, with equity compensation expressed as the grant date fair value of the award determined in accordance with FASB ASC Topic 718:

	2025
Role(1)	Cash	Equity
Board Chair (paid only if Board Chair is not an employee of the Company)	$175,000	$175,000
Board Fee (2)	$90,000	$100,000
Chair of the Audit Committee	$25,000	$—
Member of the Audit Committee	$10,000	$—
Chair of the Compensation Committee	$15,000	$—
Member of the Compensation Committee	$5,000	$—
Chair of the Nominating and Corporate Governance Committee	$10,000	$—
Member of the Nominating and Corporate Governance Committee	$5,000	$—

(1) Non-Employee Directors that are appointed and compensated by a stockholder receive no separate compensation for their roles on the Board. In addition, the Company does not pay any director compensation to individuals who are also employees of the Company for their service as directors.
(2) The Lead Independent Director receives an additional fee of $13,500.
The following table sets forth information concerning the compensation awarded to, earned by, or paid to our non-employee directors during the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash (2) $	Stock Awards (3) (4) $	Total $
John Paulson	$185,000	$175,030	$360,030
Andrew Kim (1)	—	—	—
Robert J. Chersi	$138,500	$100,026	$238,526
Barbara Trebbi	$120,000	$100,026	$220,026

(1) Mr. Kim, who is appointed and compensated by a stockholder, receives no separate compensation for his role as a director of the Company.
(2) Fees for non-employee directors are recommended by the Nominating and Corporate Governance Committee and approved by the Board pursuant to the Non-Employee Director Compensation Policy as described above.
(3) The amount in the Stock Awards column is the grant date fair value of RSUs granted to our non-employee directors, determined pursuant to ASC 718, disregarding the effects of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 18 to our audited financials filed with our Annual Report on Form 10-K for the year-ended December 31, 2025. All of the RSUs reported in the Stock Awards column were granted under the Company’s Non-Employee Director Equity Incentive Plan.

(4) The aggregate number of RSUs outstanding at fiscal year-end for each of the non-employee directors is detailed in the table below. All awards are scheduled to vest upon the earlier of the date of the 2026 Annual Meeting or May 14, 2026.

Name	Number of RSUs Held at Year End
John Paulson	5,750
Robert J. Chersi	3,286
Barbara Trebbi	3,286

Stock Ownership Guidelines for our Directors

Our non-employee directors, who are not employed by a stockholder, are subject to a shareholding requirement of at least 500% of the cash board fee. There is no time period for attaining this shareholding requirement but, until it is met, non-employee directors are required to retain 100% of their net gain shares (i.e., shares remaining after shares sold to pay taxes) at vesting. Each non-employee director to whom these guidelines apply is currently in compliance with these guidelines.

Anti-Hedging and Anti-Pledging Policy for our Directors
Our policies prohibit our non-employee directors from (i) entering into any hedging arrangements involving our stock, (ii) engaging in short sales or any other transaction which would result in short exposure to our stock, and (iii) pledging our stock as collateral.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
What am I voting on?
In accordance with applicable law and Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “say-on-pay,” approving the Company’s executive compensation as reported in this proxy statement.
We believe that our executive compensation policies and programs closely align with the interests of our stockholders. Our compensation program is designed to enable us to attract, retain and incentivize the highest caliber talent in order to maintain and strengthen our position in the asset management industry and to create long-term stockholder value.

Our compensation program for 2025 is based on clear and consistent objectives and alignment with our stockholders. Our compensation program intended to:

•Align our NEOs’ compensation with long-term increases in value for stockholders
•Reward individual efforts and our Company’s overall financial and strategic performance
•Reflect our culture and values
•Be competitive with our peers, helping us to attract, motivate and retain top-caliber executive talent

The Board and the Compensation Committee regularly evaluate our compensation policies and programs to ensure that they are meeting our objectives and are consistent with best corporate governance practices. As part of this process, the Board and the Compensation Committee consider the results of our stockholder advisory say-on-pay votes on executive compensation.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tabular and narrative disclosures included in this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
Stockholders are being asked to vote on the following advisory resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement for this meeting under “Compensation Discussion and Analysis,” including the tabular and narrative disclosure contained in the proxy statement.
The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve, on an advisory basis, this resolution.

Is this vote binding on the Board?
Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s executive compensation program.

How frequently is the “say-on-pay” vote held?

We currently hold an advisory “say-on-pay” vote every year and expect to continue to do so.

How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4—VOTE ON THE COMPANY’S 2026 EQUITY INCENTIVE PLAN
On April 14, 2026, the Board approved our 2026 Equity Incentive Plan (the “2026 Plan”), subject to stockholder approval. If our stockholders approve the 2026 Plan, all future equity awards will be made from the 2026 Plan, and we will not grant any additional awards under our 2017 Equity Incentive Plan (the “2017 Plan”) or under our Non-Employee Directors Equity Incentive Plan (the “Director Plan” and together with the 2017 Plan, the “Prior Plans”). If stockholders do not approve the 2026 Plan, then the Prior Plans will remain in effect and awards will continue to be granted to eligible participants under the Prior Plans.

Under Proposal 4, we are not seeking approval of any new shares to be added to the share reserve under the 2026 Plan. The 2026 Plan share reserve includes only shares previously approved by stockholders under the Prior Plans; it rolls over the previously approved reserves of the Prior Plans into the new 2026 Plan, including the number of shares underlying awards granted under the Prior Plans that expire or are terminated, surrendered or canceled without the delivery of any shares. The Prior Plans were set to expire on March 14, 2027. The approval of the 2026 Plan at this Annual Meeting allows the Company to transition to a new omnibus incentive plan prior to the expiration of the Prior Plans. Overall, the approval of Proposal 4 provides the Company with a more modernized equity compensation plan structure prior to the expiration of the Prior Plans, allows the Company to maintain an equity plan with a new ten-year term and does not add any new shares to the share reserve or create any new dilution for stockholders.
A summary of the 2026 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2026 Plan, which is attached to this Proxy Statement as Appendix A. We are requesting that our stockholders approve the 2026 Plan.

Purpose of the Proposal
The primary purpose of this proposal is to obtain stockholder approval of a comprehensive omnibus incentive plan that will replace an expiring plan and allow us to continue to grant up to 4,562,064 shares as awards in order to continue to motivate, attract and retain highly qualified and highly performing executives, directors and other service providers.

Why Shareholders Should Vote to Approve the 2026 Plan

In the asset management industry, there is significant competition for experienced and educated individuals with the skills necessary to execute our strategy and advance our business. To compete in a competitive market for talent, we believe that it is important to offer competitive compensation packages that include equity and cash components.

Equity compensation is a key element of the total compensation we provide because equity grants align our employees’ and directors’ interests with those of our other stockholders, effectuate a culture of ownership among our employees and other recipients and preserve our cash resources.

Equity compensation is important to our ability to attract, motivate and retain employees, officers, directors and consultants, as noted above, to be successful in the competitive market for highly skilled individuals. We use equity incentives as a key tool to motivate and reward recipients to execute our long-term strategy and, through their equity, share in the stockholder value they create. Long-term equity grants also promote retention because recipients usually must remain in service in order for their equity to vest.

Promotion of Sound Corporate Governance Practices

The 2026 Plan includes a number of provisions designed to serve stockholders’ interests and facilitate effective corporate governance, including the following:

•No Discounted Stock Options or Stock Appreciation Rights (“SARs”). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•No Stock Option/SAR Re-pricing/Exchange. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards or an exchange of new awards for “underwater” awards.
•Limits on Non-Employee Director Compensation in respect of Director Service. The 2026 Plan includes a limit on the total amount of compensation payable, whether in cash, shares, or a combination thereof, to each director for his or her service on the Board in any year (not including service in any other capacity).
•No Liberal Share Recycling. Shares underlying stock options and other awards issued under the 2026 Plan will not be recycled into the share pool if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award.
•No Reload Awards. The 2026 Plan prohibits the grant of “reload” stock options or SARs. A “reload” stock option or SAR is an automatic grant of a stock option or SAR when a participant uses already-owned shares to exercise his or her stock option or SAR.
•No Dividends on Unvested Awards. No dividends or dividend equivalents will be paid with respect to shares subject to stock options or SARs.

Existing Plans
The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plans as of March 31, 2026.

Prior Plans
Total shares underlying outstanding stock options and SARs	0
Total shares underlying outstanding full value awards (1)	173,784
Total shares currently available for grant under the Prior Plans	4,388,280
(1)Assumes target performance

If our stockholders approve the 2026 Plan, all future equity awards will be made from the 2026 Plan, and we will not grant any additional awards under the Prior Plans. Shares that remain available for grant under the Prior Plans will become available for grant under the 2026 Plan, as discussed below.
The following table sets forth information regarding the equity awards granted and our equity award run rate for each of the last three fiscal years.

	2023	2024	2025	Three-Year Average
Service-based RSUs granted	49,494	44,639	43,493	48,875
Service-based shares of restricted stock granted	--	--	--	--
Basic common shares outstanding at fiscal year-end	41,500,000	37,800,000	36,200,000	--
Run rate *	0.14%	0.12%	0.10%	0.12%
*Run rate is calculated as: (shares subject to appreciation awards granted + shares subject to full value awards granted)/weighted average common stock outstanding.

Summary of the 2026 Plan

Purpose. The purpose of the 2026 Plan is to encourage ownership of Company shares by employees, directors and other service providers of the Company and its subsidiaries and affiliates, and to provide additional incentive for them to promote the success of the Company’s business through the grant of awards of, or pertaining to shares, of the Company.

Administration. The 2026 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to grant awards, designate participants, determine the type or types of awards to be granted to each participant, determine all terms and conditions of such awards, including the number of shares or dollar value for each award, prescribe the form of award agreement, establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2026 Plan, and make all other decisions and determinations that may be required under the 2026 Plan. The Compensation Committee may delegate its authority as permitted by the 2026 Plan and applicable law, and the term “Administrator” as used in this summary refers to the Compensation Committee and its authorized delegates.

Eligibility. Employees and directors of, and other service providers to, the Company and its subsidiaries and affiliates are eligible to be granted awards under the 2026 Plan. As of March 31, 2026, we estimate that approximately 396 employees, 3 non-employee directors, and no other service providers would be eligible to participate in the 2026 Plan. As provided under the tax rules governing incentive stock options (“ISOs”), any recipient of ISOs will be limited to employees of the Company or its subsidiaries.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares that may be delivered in satisfaction of awards under the 2026 Plan is 4,562,064 shares, which is equal to the number of shares that remain available for issuance under the Prior Plans as of the date of adoption of the 2026 Plan, plus the number of shares underlying awards granted under the Prior Plans that on or after the date of adoption of the 2026 Plan expire or are terminated, surrendered or canceled without the delivery of any shares of Stock, or are forfeited or reacquired by the Company, in accordance with the terms of such plans (the “Share Pool”). Up to the total number of shares from the Share Pool may be issued in satisfaction of ISOs. The following rules apply in respect of the Share Pool:

•All shares tendered by a participant or withheld by the Company in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding requirements will reduce the Share Pool.
•Shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof will reduce the Share Pool.
•Shares underlying awards that are forfeited or expire, and shares underlying awards that are settled in cash, will not reduce the Share Pool.
•Shares delivered under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company will not reduce the Share Pool.
•The Share Pool will not be increased by any shares reacquired by the Company on the open market or otherwise using cash proceeds from stock option exercises.

Shares that may be delivered under the 2026 Plan may be authorized but unissued shares, or authorized and issued shares held in the Company’s treasury. The closing price of our common stock as reported on the New York Stock Exchange on March 31, 2026 was $54.42 per share.

Non-Employee Director Limits. The aggregate value of all compensation granted or paid to any of our non-employee directors with respect to a single fiscal year, including awards that may be granted under the 2026 Plan, for his or her services as a director during such fiscal year, may not exceed $750,000 in the aggregate, calculating the value of any equity awards based on the grant date fair value. The foregoing limitation does not apply to any compensation granted or paid to a director for his or her services to the Company or an affiliate other than as a director, including, without limitation, as a consultant, advisor or other service provider to the Company or any subsidiary or an affiliate.

Types of Awards. The 2026 Plan provides for the grant of stock options (including ISO and nonstatutory stock options (“NSOs”)), SARs, restricted stock, restricted stock units (“RSUs”), stock grants (unrestricted stock), and awards denominated in cash. Dividend equivalents may also be provided in connection with awards under the 2026 Plan, but dividends or dividend equivalents relating to a performance-based award that, at the dividend payment date, remain subject to a risk of forfeiture will be subject to the same risk of forfeiture that applies to the underlying award. No dividends or dividend equivalents will be payable with respect to stock options or SARs.

•Stock Options and SARs. The Administrator may grant stock options, including NSOs and ISOs, and SARs. A stock option is a right entitling the holder to acquire shares upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2026 Plan may not be less than 100% of the fair market value of the shares subject to such stock option or SAR on the date of grant (110% in the case of ISOs granted to certain employees), as defined as set forth above. Each stock option and SAR will have a maximum term that does not exceed ten years from the date of grant (or five years, in the case of ISOs granted to certain employees).
•Restricted and Unrestricted Stock and RSUs. The Administrator may grant awards of restricted stock, unrestricted stock, and RSUs. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and an RSU is a stock unit that is subject to the satisfaction of specified service or performance vesting conditions. Restricted stock is stock subject to restrictions requiring that it be forfeited, redelivered, or offered for sale to us if specified performance or other vesting conditions are not satisfied.
•Other Awards. The Administrator may grant other awards that are denominated in cash.

Vesting; Terms of Awards. The Administrator determines the terms of all awards granted under the 2026 Plan, including the time or times an award vests or becomes exercisable, the terms on which awards will remain exercisable and the effect of termination of a participant’s employment or service on awards. The Administrator may at any time accelerate the vesting or exercisability of an award. No award will provide for automatic “reload” grants of a stock option or SAR.

No Repricing. Except in connection with certain corporate transactions described in the 2026 Plan, the Administrator may not, without obtaining stockholder approval, (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs, (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs, or (iii) cancel outstanding options or SARs with an exercise price above the current share price in exchange for cash or other securities.

Transferability of Awards. Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

Effect of Certain Transactions. The Administrator may determine, at the time of the grant of an award under the 2026 Plan or thereafter, that, upon the occurrence of a change of control of the Company, or upon the occurrence of a change of control in combination with another event, including but not limited to a participant’s involuntary termination of employment with the Company and its affiliates without cause:
•the vesting of an award of options and SARs that is not already exercisable in full shall accelerate with respect to all or a specified portion of the underlying shares;
•any risk of forfeiture applicable to an award of restricted shares or RSUs which is not based on achievement of performance goals or other business objectives shall lapse with respect to all or a specified portion of the award still subject to such risk of forfeiture immediately prior to the change of control; and/or
•all or a specified portion of the outstanding award of restricted shares or RSUs conditioned on the achievement of performance goals or other business objectives (i) shall be deemed to have been satisfied as to all or a portion of the shares covered by the award based on the assumed achievement of the performance goals or other business objectives (at target level performance, if relevant), (ii) shall be deemed to have been satisfied as to all or a portion of the shares covered by the award based on the actual achievement of all relevant performance goals or other business objectives, or (iii) shall be deemed to have been satisfied as to a pro rata number of shares based on the assumed or actual achievement of all relevant performance goals or other business objectives, as described in clauses (i) and (ii), and the length of time within the restriction period or performance period which has elapsed prior to the change of control.

Adjustment Provisions. In the event of a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, or other similar distribution with respect to the Company’s shares, or in the event of an extraordinary cash distribution on such shares, the Administrator will make an appropriate and proportionate adjustment in (a) the Share Pool, (b) the numbers and kinds of shares or other securities subject to the then outstanding awards and (c) the exercise price for each share or other unit of any other securities subject to outstanding options and SARs.

Clawback. A participant’s right to receive or retain an award or to retain any amount received pursuant to an award granted under the 2026 Plan are subject to forfeiture, cancellation, recoupment, recission, payback, setoff or similar action in accordance with the 2017 Clawback Policy, as amended and restated, the Rule 10D-1 Clawback Policy, as it may be amended, and any other claw-back policy that the Company may adopt as in force from time to time (collectively, the “Clawback Policy”). A participant’s receipt of an award shall be deemed to constitute his or her acknowledgment of and consent to the Company’s implementation and enforcement of the Clawback Policy and any provision of applicable law relating to cancellation or recoupment of compensation. In addition, the Administrator may impose such other claw-back or recoupment provisions in an award agreement as it determines necessary or appropriate with respect to any breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the award agreement or otherwise applicable to the participant.

Effective Date, Amendments and Termination. The Board adopted the 2026 Plan on April 14, 2026, subject to approval by our stockholders; upon such approval the 2026 Plan will become effective. No awards will be granted after June 11, 2036. The Board may amend or terminate the 2026 Plan at any time, and the Administrator may modify any outstanding award or provide for the settlement of an outstanding award in cash. Notwithstanding the foregoing, no amendment or termination of the 2026 Plan and no modification of an award may impair the rights of an outstanding award without the participant’s consent. Any amendments to the 2026 Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.

Certain Federal Income Tax Consequences
The following discussion summarizes certain federal income tax consequences associated with certain awards granted under the 2026 Plan under the law as in effect on the date of this Proxy Statement. The summary of federal income taxes does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2026 Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction is generally available to the Company) equal to the value of the shares at the time of exercise less the exercise price.

Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of the holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is generally available to Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. In general, the grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash or the excess, if any, of the fair market value of the shares received on exercise over the base value from which appreciation is measured, as applicable, and a corresponding deduction is generally available to the Company.

Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code (the “83(b) election”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2026 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. In general, the grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2026 Plan may be subject to an additional 20% federal tax and may not be deductible to the Company.

New Plan Benefits
The future benefits or amounts that would be received under the 2026 Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. For further information on awards to non-employee directors, see the section “2025 Director Compensation” beginning on page 49 of this Proxy Statement.

The following table sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the Prior Plans during 2025.

Name	Title	Awards
Kelly Young (1)	President and Chief Executive Officer	—
Scott Hynes (1)	Senior Vice President and Chief Financial Officer	—
Richard Hart	Executive Vice President and Chief Legal and Administrative Officer	17,265
Christina Wiater	Senior Vice President and Principal Accounting Officer	12,018
All current executive officers as a group
All non-executive directors as a group (3 persons)		12,322
All employees, including current officers who are not executive officers, as a group		1,888
(1)Due to joining the Company in 2025, Kelly Young and Scott Hynes received each of their first awards under the Plan in February 2026 for 2025 performance. On February 13, 2026, Ms. Young received a grant of 48,748 service-based RSUs, and 48,748 performance-based RSUs. Also on February 13, 2026, Mr. Hynes received a grant of 4,888 service-based RSUs. All awards granted are subject to vesting under the terms of the award agreements.

The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote on the proposal is required to approve the 2026 Plan.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPANY’S 2026 EQUITY INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of the shares of Common Stock as of April 20, 2026 by:
•each of our directors;
•each of our named executive officers;
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock underlying restricted stock units that will vest within 60 days after April 20, 2026. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations for beneficial ownership are based on 35,628,988 shares of Common Stock outstanding as of April 20, 2026. Except as otherwise indicated in the table below, addresses of named beneficial owners are care of Acadian Asset Management Inc., 200 State Street, Suite 601A, Boston, Massachusetts 02109.
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock that a person has the right to acquire within 60 days of April 20, 2026. We did not deem these shares of Common Stock outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Owners:
Paulson & Co. Inc.(1)	7,743,282	21.7%
BlackRock, Inc.(2)	4,230,794	11.9%
Prudential Financial, Inc.(3)	1,943,123	5.5%
Jennison Associates LLC(4)	1,909,222	5.4%
Directors and Named Executive Officers:
Robert J. Chersi(5)	40,670	*
Richard J. Hart(6)	173,863	*
Andrew Kim	—	—
John Paulson(1)(7)	7,772,792	21.8%
Scott Hynes(8)	—	—
Barbara Trebbi(9)	39,057	*
Christina Wiater(10)	25,614	*
Kelly Young(11)	—	—
All directors and executive officers as a group (8 persons)	8,051,996	22.6%

(1)Amounts shown reflect the aggregate number of shares of Common Stock held by Paulson & Co. based solely on information set forth on a Schedule 13D/A filed with the SEC on September 5, 2025 (the “Paulson 13D/A”). The Paulson 13D/A reported 7,743,282 shares of Common Stock held directly by Paulson & Co. Inc. (“Paulson & Co.”). John Paulson, the controlling person of Paulson & Co., serves on the board of directors of the Company. John Paulson may be deemed an indirect beneficial owner of the securities, which are directly owned by funds managed by Paulson & Co. Based on the Paulson 13D/A, pursuant to Rule 16a-1(a)(4) under the Exchange Act, the reporting person disclaims beneficial ownership of any securities reported herein, except to the extent that the reporting person has a pecuniary interest therein. The Paulson 13D/A shall not be deemed an admission that such reporting person is the beneficial owner of any securities not directly owned by such reporting person. Each of John Paulson and Paulson & Co. may be deemed to indirectly beneficially own the securities directly owned by Paulson & Co. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, the filing of the Paulson 13D/A shall not be deemed an admission by any person reporting on the Paulson 13D/A that such person, for purposes of Section 16 of the Exchange Act or otherwise, is the beneficial owner of any equity securities covered by the Paulson 13D/A. The address of Paulson & Co. is 15 Exchange Place, Jersey City, NJ 07302.
(2)Based solely on information set forth in Schedule 13G/A filed with the SEC on April 29, 2025 by BlackRock, Inc. BlackRock, Inc. reported sole voting power over 4,197,703 shares of Common Stock, shared voting power over none of the shares of Common Stock, sole dispositive power over 4,230,794 shares of Common Stock and shared dispositive power over none of the shares of Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)Based solely on information set forth in Schedule 13G filed with the SEC on August 6, 2025 by Prudential Financial Inc. Prudential Financial, Inc. (the “Prudential 13G”). Prudential Financial, Inc. reported sole voting power over no shares of Common Stock, shared voting power over 2,126,544 shares of Common Stock, sole dispositive power over no shares of Common Stock and shared dispositive power over 2,127,989 shares of Common Stock. The Prudential 13G reported that Prudential Financial Inc. is a Parent Holding Company, and the indirect parent of The Prudential Insurance Company of America, Jennison Associates LLC and PGIM Quantitative Solutions LLC, beneficially owning 5,735, 2,094,088 and 28,166 shares of Common Stock, respectively. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, NJ 07102-3777.
(4)Based solely on information set forth in Schedule 13G filed with the SEC on January 30, 2026 by Jennison Associates LLC. Jennison Associates LLC reported sole voting power over 1,909,222 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over no shares of Common Stock and shared dispositive power over 1,909,222 shares of Common Stock. The address of Jennison Associates LLC is 55 East 52nd Street, New York, NY 10055.
(5)Includes 37,384 shares of Common Stock held directly by Mr. Chersi and 3,286 shares of Common Stock underlying restricted stock units that will vest within 60 days of April 20, 2026.
(6)Mr. Hart holds 38,345 unvested restricted stock units, which are subject to time-based vesting as disclosed on Mr. Hart’s Form 4 filings made pursuant to Section 16(a) of the Securities Exchange Act.
(7)Includes 23,760 shares of Common Stock held directly by Mr. Paulson and 5,750 shares of Common Stock underlying restricted stock units that will vest within 60 days of April 20, 2026.
(8)Mr. Hynes holds 4,888 unvested restricted stock units, which are subject to time-based vesting as disclosed on Mr. Hynes’ Form 4 filing made pursuant to Section 16(a) of the Securities Exchange Act.
(9)Includes 35,771 shares of Common Stock held directly by Ms. Trebbi and 3,286 shares of Common Stock underlying restricted stock units that will vest within 60 days of April 20, 2026.
(10)Ms. Wiater holds 17,246 unvested restricted stock units, which are subject to time-based vesting as disclosed on Ms. Wiater’s Form 4 filings made pursuant to Section 16(a) of the Securities Exchange Act.
(11)Ms. Young holds 48,748 unvested restricted stock units, which are subject to time-based vesting as disclosed on Ms. Young’s Form 4 filing made pursuant to Section 16(a) of the Securities Exchange Act. In addition, Ms. Young holds Performance-Based RSUs as described in the Compensation Discussion and Analysis section of this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025 regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by securityholders	67,721(3)	$—	4,509,343
Equity compensation plans not approved by securityholders	—	$—	—
TOTAL	67,721	$—	4,509,343
(1)    The weighted-average exercise price does not include RSUs, which do not have an exercise price.
(2)    Consists of 2,388,121 shares of Common Stock remaining available for issuance under the Acadian Asset Management Inc. Equity Incentive Plan and 2,121,222 shares of Common Stock remaining available for issuance under the Acadian Asset Management Inc. Non-Employee Directors’ Equity Incentive Plan.
(3)    Consists of 67,721 shares of Common Stock issuable upon vesting of outstanding RSUs, all of which are issuable upon vesting of time-based RSUs.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board has adopted written policies and procedures for transactions with related persons. As a general matter, the policy requires our Audit Committee to oversee, review, evaluate and approve or disapprove the entry by us into certain transactions with related persons. The policy applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is (i) any of our directors, nominees for director or executive officers, (ii) any immediate family member of any of our directors, nominees for director or executive officers and (iii) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.
In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than the terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers a transaction.
Relationship with Paulson & Co.
On February 25, 2019, Paulson & Co. completed an acquisition of a minority stake in BrightSphere Investment Group plc.
We and Paulson & Co. have entered into a stockholder agreement (the “Stockholder Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), each dated May 17, 2019. The following descriptions of the Stockholder Agreement and the Registration Rights Agreement are summaries only and are qualified in their entirety by reference to the complete documents, each of which has been publicly filed with the SEC.
Stockholder Agreement
The Stockholder Agreement provides certain rights for Paulson & Co., including the right to nominate one director for election to the Board until the first date on which Paulson & Co. no longer owns at least 7% of our outstanding shares. Paulson & Co. has nominated Andrew Kim to our Board pursuant to the Stockholder Agreement.

Registration Rights Agreement
Pursuant to the Registration Rights Agreement with Paulson & Co., we may be required by Paulson & Co. to file a new shelf registration statement, one or more amendments to such new shelf registration statement and one or more prospectus supplements in connection with such new shelf registration statement in the future. We are not obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. We are obligated to file a shelf registration statement upon any request made by Paulson & Co. In addition, Paulson & Co. has certain “piggy-back” registration rights, pursuant to which it is entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain cases. We are responsible for the expenses associated with any sale of our shares by Paulson & Co. pursuant to a registration statement, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale.

CODE OF CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. The text of the code of business conduct and ethics is posted on our website at www.acadian-inc.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the NYSE Rules.

OTHER MATTERS
The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET, BY TELEPHONE OR BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2027 Annual Meeting of Stockholders, we must receive stockholder proposals no later than December 30, 2026 unless our 2026 Annual Meeting of Stockholders is more than 30 days before or after June 11, 2027, in which case we will announce an applicable deadline. In accordance with our Bylaws, and without prejudice to the rights of a stockholder of record under applicable law, to be considered for presentation at the 2027 Annual Meeting of Stockholders, although not included in the proxy statement, proposals (including director nominations) must be received no earlier than January 12, 2027 nor later than February 11, 2027 together with all supporting documentation required by our Bylaws. In the event our 2027 Annual Meeting of Stockholders is held more than 30 days before or more than 70 days after June 11, 2027, notice must be delivered no earlier than the 150th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the later of (i) the 120th day prior to the 2027 Annual Meeting of Stockholders and (ii) the 10th day following the day on which we publicly announce the date of the 2027 Annual Meeting of Stockholders.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who in connection with the 2027 Annual Meeting of Stockholders intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 12, 2027 unless our 2027 Annual Meeting of Stockholders is more than 30 days before or after June 11, 2027, in which case such notice must be provided by the later of April 12, 2027 and the 10th day following the day on which we publicly announce the date of the 2027 Annual Meeting of Stockholders.
Proposals that are not received in a timely manner will not be voted on at the 2027 Annual Meeting of Stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Acadian Asset Management Inc., 200 State Street, Suite 601A, Boston, MA 02109.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD J. HART
Richard J. Hart Chief Legal and Administrative Officer and Secretary
200 State Street
Suite 601A
Boston, MA 02109
April 29, 2026

APPENDIX A
Acadian Asset Management Inc.

2026 Equity Incentive Plan

Effective June 11, 2026

ACADIAN ASSET MANAGEMENT INC.

2026 Equity Incentive Plan

1.Purpose

This Acadian Asset Management Inc. 2026 Equity Incentive Plan (the “Plan”) is intended to encourage ownership of Stock by employees of Acadian Asset Management Inc. (the “Company”) and its Subsidiaries and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of, or pertaining to, shares of the Company’s Stock.

2.Definitions

As used in this Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1Accelerate, Accelerated, and Acceleration means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Restricted Stock Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Awards subject to the attainment of Performance Goals or other business objectives, that the applicable Performance Goals or other business objectives shall be deemed to have been met with respect to all or a portion of the Award.

2.2Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3Award means any grant pursuant to the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, or awards denominated in cash. “Award” shall also refer to part of an Award where the context so admits.

2.4Award Agreement means a written or electronic agreement between the Company and the recipient of an Award, or other written or electronic notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5Board means the Company’s Board of Directors.

2.6Cause, with respect to a Participant, has the meaning set forth in the employment or similar agreement between the Participant and the Company or any of its Subsidiaries. In the absence of any such agreement, or in the absence of a definition of “cause” in any such agreement, “Cause” means any of the following events:

(a)    the Participant’s willful or reckless misconduct, or gross, continuing or repeated negligence in the performance of the Participant’s duties and responsibilities with respect to the Company or any of its Affiliates, or his or her material failure to carry out directions which are reasonable in light of the Participant’s primary duties and responsibilities, or any other conduct that results in substantial injury (monetary or otherwise) to the Company or any of its Affiliates, officers, directors, employees or other agents;

(b)    the Participant’s commission of a felony which has or could have a material adverse effect (monetary or otherwise) on the Company or any of its Affiliates, officers, directors, employees or other agents;

(c)    the Participant’s embezzlement or misappropriation of funds, commission of any material act of dishonesty, fraud or deceit, or violation of any federal or state law applicable to the securities industry;

(d)    the Participant’s material breach of a legal or fiduciary duty owed to the Company or any of its Affiliates, officers, directors, employees or other agents; or

(e)    the Participant’s material breach of any provision of any agreement between the Participant and the Company, any Company policy or practice, or any applicable law.

2.7Change of Control means the occurrence of either of the following after the Effective Date:

(a)    a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held immediately after the Transaction by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that Transaction; or

(b)    any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”)) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Rule 13d-3 under the Exchange Act) of securities, that, together with securities held by such person or group of persons, possess more than 50% of the total combined voting power of the Company’s outstanding securities, unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities.

2.8Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.9Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan.

2.10Company means Acadian Asset Management Inc., a Delaware corporation.

2.11Effective Date means the date the Plan is approved by stockholders of the Company.

2.12Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.13Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Where the Stock of the Company is publicly traded, unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the first following date for which a closing price is reported.

2.15Non-Employee Director means a director of the Company or any of its Subsidiaries who is not an employee of the Company or any Subsidiary or Affiliate of the Company.

2.16Nonstatutory Option means any Option that is not an Incentive Option.

2.17Option means an option to purchase shares of Stock.

2.18Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.19Participant means any holder of an outstanding Award under the Plan.

2.20Performance Criteria and Performance Goals have the meanings given such terms in Section 7.6(f).

2.21Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, an Award.

2.22Plan means this 2026 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.23Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.24Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.25Restriction Period means the period of time, established by the Committee in connection with an Award, during which the Award is subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.26Risk of Forfeiture means a limitation on the right of the Participant to retain an Award arising because of the occurrence or non-occurrence of specified events or conditions.

2.27Stock means Common Stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.28Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.29Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.30Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.31Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, no Awards may be made after June 11, 2036 but previously granted Awards may continue beyond that date in accordance with their terms.

4.Stock Subject to the Plan

4.1Shares Issued Pursuant to the Plan. Shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or authorized and issued shares of Stock held in the Company’s treasury.
4.2Plan Share Reserve. Subject to adjustment as provided in Section 8, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 4,562,064 shares, which is the sum of (i) the number of shares of Stock that as of the Effective Date are subject to awards under the Company’s existing Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan (collectively, the “Prior Plans”) and that on or after the Effective Date expire or are terminated, surrendered or canceled without the delivery of any shares of Stock, or are forfeited or reacquired by the Company, in accordance with the terms of such plan, and (ii) the number of shares of Stock that as of the Effective Date remain available for issuance under the Prior Plans (such aggregate number of shares of Stock, the “Share Pool”). Up to the total number of shares of Stock from the Share Pool may be delivered in satisfaction of Incentive Options, but nothing in this Section 4.2 will be construed as requiring that any, or any fixed number of, Incentive Options be granted under the Plan.

4.3Share Counting.

(a)    If any shares of Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), then in each such case the shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, be added back to the Share Pool.

(b)    Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added back to the Share Pool: (i) shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares tendered by a Participant or withheld by the Company to satisfy any tax obligation with respect to an Award, (iii) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c)    Shares of Stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company shall not reduce the shares available under the Share Pool.

(d)    Subject to the applicable listing standards of the New York Stock Exchange or of any other national securities exchange or association on which the Stock is then listed, available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock that may be issued or transferred to Participants pursuant to Awards under the Plan.

4.4Director Limit. The maximum total value of Awards, based on their grant date fair value for financial reporting purposes, that are granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the fiscal year solely in respect of his or her services as a Non-Employee Director, shall not exceed $750,000. For the avoidance of doubt, the limitation in this Section 4.4 will not apply to any compensation granted or paid to a Non-Employee Director for his or her services to the Company or any Subsidiary or Affiliate other than as a Non-Employee Director, including, without limitation, as a consultant, advisor or other service provider to the Company or any Subsidiary or Affiliate.

4.5Adjustment of Limitations. Each of the share limitations of this Section 4 shall be subject to adjustment pursuant to Section 8 of the Plan.

5.Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers up to such maximum number and in accordance with such other guidelines as the Committee shall specify by resolution at any time or from time to time. The Committee may delegate ministerial, non-discretionary functions with respect to the administration of the Plan to any officers or employees of the Company or its Affiliates, or to one or more third-party stock plan administrators. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan, including the service provider to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the service provider, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.Authorization of Grants

6.1Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee, Non-Employee Director or other service provider of the Company or its Subsidiaries or Affiliates. However, only employees of the Company, or of any Subsidiary, shall be eligible for the grant of an Incentive Option.

6.2General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as determined by the Committee. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award.

6.3Effect of Termination of Employment. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, (b) with respect to any Award of Restricted Stock, the Participant shall forfeit his or her beneficial interest in the underlying shares, and (c) any other outstanding Award of the Participant shall be forfeited and cancelled on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a non-employee director or consultant. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4Non-Transferability of Awards. Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.

7.Specific Terms of Awards

7.1Options.

(a)    Grant Date. The granting of an Option shall take place at the time specified in the Award Agreement.

(b)    Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall be not less than 100% of the Market Value of Stock on the Grant Date. Notwithstanding anything to the contrary in this Section 7.1(b), any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Section 424(a) of the Code is applicable, or, in the case of a Nonstatutory Option, in connection with a transaction described in applicable regulations pursuant to Section 409A of the Code, may provide for an exercise price computed in accordance with such applicable Code section and the regulations thereunder.

(c)    Option Period.

(i)    In General. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. No Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date.
(ii)    Automatic Exercise. Except as otherwise provided by the Committee and subject to such limitations as the Committee may prescribe, if an Option remains unexercised on the date it would otherwise have expired and if on such date the Market Value of the shares subject to the Option exceeds the aggregate consideration that would have been required to have been paid to purchase such shares had the Option been exercised, the person then holding the Option shall be deemed to have requested, and the Committee shall be deemed to have approved, an automatic exercise of such Option and the amount payable pursuant to such exercise shall be delivered in the form of shares of Stock.

(d)    Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.

(e)    Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 18, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, electronic funds transfer or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased. If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or shall cause the Stock to be held in book-entry position through the direct registration system of the Company’s transfer agent for the number of shares then being purchased.

(f)    Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g)    Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2Stock Appreciation Rights.

(a)    Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at the same time as, or in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b)    Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights granted in tandem with Options, the exercise price of the related Option.

Notwithstanding anything to the contrary in this Section 7.2(b), any Stock Appreciation Right issued in substitution for a stock appreciation right previously issued by another entity, which substitution occurs in connection with a transaction described in applicable regulations pursuant to Section 409A of the Code, may provide for an exercise price computed in accordance with such Code section and the regulations thereunder.

(c)    Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded. No dividends or dividend equivalents shall be payable with respect to Options or Stock Appreciation Rights. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or Stock Appreciation Right.

7.3Restricted Stock.

(a)    Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)    Issuance of Stock. A Participant’s Shares of Restricted Stock shall be held in book-entry position through the direct registration system of the Company’s transfer agent, in the manner set forth in the Award Agreement, provided however that the Committee may determine that a stock certificate shall be issued in respect of such shares of Restricted Stock. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of the Acadian Asset Management Inc. 2026 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Acadian Asset Management Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

If the Stock is held in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.

(c)    Escrow of Shares. The Committee may require that any stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d)    Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, the attainment of Performance Goals or other business objectives of the Company or any of its Subsidiaries or Affiliates or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to any outstanding shares of Restricted Stock, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock; provided, however, that any dividends declared with respect to performance-based Restricted Stock shall only be paid following the close of the applicable Restriction Period and then only if the underlying Restricted Stock shall have become earned and vested.

(f)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture, any certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

(g)    Forfeiture of Restricted Stock. Upon forfeiture of an Award of Restricted Stock, the Participant’s beneficial ownership of the shares of Restricted Stock shall be transferred to and reacquired by the Company, and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Stock that shall have been so forfeited, other than, if applicable, any vested right to dividends whose record date precedes the date of forfeiture.

7.4Restricted Stock Units.

(a)    Character. Each Restricted Stock Unit shall entitle the recipient to receive a share of Stock or other property at the close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, the attainment of Performance Goals or other business objectives of the Company or any of its Subsidiaries or Affiliates or otherwise as the Committee may determine and provide for in the applicable Award Agreement. The Committee may in its discretion provide for an Award of Restricted Stock Units that entitles the holder to a number of shares of Stock at the close of a Performance Period that varies as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved. Any Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b)    Form and Timing of Payment. Payment of earned and vested Restricted Stock Units shall be made promptly following the close of the applicable Restriction Period. If so provided in the Award Agreement in the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have become earned and vested. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due, and in such other limited circumstances as the Committee deems appropriate.

7.6Performance Awards.

(a)    General. The terms of any Award, other than a Stock Grant, may provide that the number of shares of Stock that may be issued upon the settlement of the Award, the number of shares of Stock that vest under the Award, and/or the amount of cash payable upon settlement of the Award is subject to the attainment of one or more Performance Goals over a Performance Period.

(b)    Definitions. For purposes of the Plan:

(i)    Performance Criteria means the specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied, without limitation, to a Participant individually, to a group of individual Participants, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria (or any combination of any of the criteria described in this definition). The Committee may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

(ii)    Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria.

7.7Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award, and may enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries to facilitate the administration of Awards under the Plan or any such sub-plan, amendment, restatement or alternative version of the Plan. No such modification, supplement, sub-plan, amendment, restatement or alternative version may increase the share limits of Section 4.

7.8Downward Adjustments of Performance Awards. Notwithstanding anything in this Plan to the contrary, the Committee may apply a downward adjustment to the level of vesting and settlement of any Award that is subject to a Risk of Forfeiture that requires the attainment of Performance Goals or other business objectives of the Company or any of its Subsidiaries and Affiliates if, in its opinion, the metric(s) produce a vesting outcome that is materially misaligned with the underlying performance of the Company. In particular, if there has been a downturn in financial performance or a reduction in the value of the Company either of which is considered by the Committee to be both significant and inconsistent with the calculated vesting outcome, then the Committee may reduce the number of shares of Stock vesting on such basis as it shall deem reasonable.

8.Adjustment Provisions

8.1Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, or in the event of an extraordinary cash distribution on Stock, the Committee shall make an appropriate and proportionate adjustment in (a) the maximum numbers and kinds of shares provided in Section 4, (b) the numbers and kinds of shares or other securities subject to the then outstanding Awards, and (c) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable).

8.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to a corporate separation or other reorganization or a liquidation, dissolution or winding up of the Company, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares.

8.4Transactions.

(a)    Definition of Transaction. In this Section 8.4, “Transaction” means (i) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (iii) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (iv) any liquidation, dissolution or winding up of the Company.

(b)    Treatment of Options and Stock Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”).

(i)    Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

(ii)    Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(iii)    Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.

(iv)    Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefore prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.

(v)    Provide that, in connection with a liquidation, dissolution or winding up of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(vi)    Any combination of the foregoing.

(vii)    For purposes of paragraph (i) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefor, if following consummation of the Transaction, the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of the Right to consist of or be based solely on common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(c)    Treatment of Other Awards. As to outstanding Awards other than Options or Share Appreciation Rights, upon the occurrence of a Transaction other than a liquidation, dissolution or winding up of the Company which is not part of another form of Transaction, the rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation, dissolution or winding up of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture and Performance Goals or other business objectives, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.

(d)    Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.Change of Control

The Committee may determine, at the time of grant of an Award or thereafter, that, upon the occurrence of a Change of Control, or upon the occurrence of a Change of Control in combination with another event, including but not limited to the Participant’s involuntary termination of employment with the Company and its Affiliates without Cause:

(a)    Options and Stock Appreciation Rights subject to the Award that are not already exercisable in full shall Accelerate with respect to all or a specified portion of the shares for which such Options or Stock Appreciation Rights are not then exercisable;

(b)    any Risk of Forfeiture applicable to the Restricted Stock or Restricted Stock Units subject to the Award which is not based on achievement of Performance Goals or other business objectives shall lapse with respect to all or a specified portion of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and

(c)    all or a specified portion of the outstanding Award of Restricted Stock or Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives (i) shall be deemed to have been satisfied as to all shares covered by the Award or specified portion of the Award based on the assumed achievement of all relevant Performance Goals or other business objectives (at target level performance, if relevant), (ii) shall be deemed to have been satisfied as to all shares covered by the Award or specified portion of the Award based on the actual achievement of all relevant Performance Goals or other business objectives as of the date of the Change of Control; or (iii) shall be deemed to have been satisfied as to a pro rata number of shares based on the assumed or actual achievement of all relevant Performance Goals or other business objectives, as described in clauses (i) and (ii), and the length of time within the Restriction Period or Performance Period which has elapsed prior to the Change of Control.

10.Settlement of Awards

10.1In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)    the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b)    the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

Furthermore, the inability of the Company to obtain or maintain, or the impracticability of it obtaining or maintaining, authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the

Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.

10.3Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

10.4Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations of any jurisdiction in which Participants may reside or primarily work, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

10.6Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4, in addition to any other applicable restrictions under the Plan, to the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions, or, if the Stock will be held in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.

10.7Tax Withholding. Whenever shares of Stock are issued or vested or to be issued or vested pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, held in book-entry position through the direct registration system of the Company’s transfer agent, for such shares, or prior to the vesting of such shares, as applicable. The Committee is authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by (a) tendering previously acquired shares (either actually or by attestation); (b) directing the

Company to withhold shares of Stock (up to the minimum statutory rate or such higher rate as is permitted under applicable tax withholding rules) otherwise deliverable in connection with the Award or (c) selling shares of Stock into the market. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant or to utilize any other withholding method prescribed by the Committee from time to time.

10.8Bylaws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the bylaws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

11.Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.Claw-back Policy

Notwithstanding anything in this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or shares of Stock) and, in the case of Stock received pursuant to an Award, to retain any profit or gain realized by the Participant in connection with such an Award, are subject to forfeiture, cancellation, recoupment, rescission, payback, setoff or other similar action in accordance with the Company’s 2017 Clawback Policy, as amended and restated, its Rule 10D-1 Clawback Policy, as it may be amended pursuant to the rules and regulations of the Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Stock is listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other claw-back policy that the Company may adopt as in force from time to time (collectively, the “Claw-back Policy”). A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Claw-back Policy and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, without further consideration or action. Any recoupment pursuant to the Claw-back Policy shall be in addition to any other remedies that may be available to the Company under applicable law, including disciplinary action up to and including termination of employment or other services. In addition, the Committee may impose such other claw-back, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate with respect to any breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant.

13.Limitation of Rights in Stock; No Special Employment Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the direct registration system of the Company’s transfer agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate or articles of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment agreement or provision of law or articles of association or by-laws to the contrary, at any time to terminate such employment or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment with the Company and its Affiliates.

14.Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Awards hereunder, provided, however, that, except to the extent provided in any employee benefit trust established by the Company or a Subsidiary or an Affiliate of the Company, the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

15.Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16.No Guarantee of Tax Consequences

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

17.Termination and Amendment of the Plan

17.1Termination or Amendment of the Plan. Subject to the limitations contained in Section 17.3 below, including specifically the requirement of stockholder approval, if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

17.2Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 17.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time:

(a)    amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;

(b)    provide for the Acceleration of all or any portion of an Award;

(c)    within the limitations of the Plan, modify, extend or assume outstanding Awards or accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and

(d)    provide for settlement of a previously granted Award in cash or cash equivalents or authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

17.3Limitations on Amendments, Etc.

(a)    Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) except as provided in Sections 8.1, 8.2 and 8.3, increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange.

(b)    No action by the Board or the Committee pursuant to this Section 17 shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification of such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if the Board or Committee, as the case may be, (i) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, (ii) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) reasonably determines on or after the date of Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code.

(c)    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, ordinary shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change of control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of ordinary shares or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities.

18.Notices and Other Communications

Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time. If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Head of Human Resources, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

Notwithstanding the foregoing, the Committee may, in its sole discretion, determine to deliver and require Participants to deliver documentation in connection with current or future participation in the Plan by electronic means. Acceptance by a Participant of an Award shall constitute consent to receive documents in connection with the Plan by electronic delivery and/or to participate in the Plan through an on-line or electronic system established and maintained by the Company or by a third party designated by the Company.

19.Governing Law

The Plan and all Award Agreements and actions taken hereunder and thereunder shall be governed, interpreted and enforced in accordance with the laws of Delaware, without regard to the conflict of laws principles thereof.

APPENDIX B

Reconciliation of Non-GAAP Metrics
The following table reconciles the Company’s U.S. GAAP net income attributable to controlling interests to economic net income for the years December 2025 and 2024:

		Years ended December 31,
($ in millions)		2025	2024
U.S. GAAP net income attributable to controlling interests		$80.0	$85.0
Adjustments to reflect the economic earnings of the Company:
i.	Non-cash key employee-owned equity and profit interest revaluations	47.7	23.2
ii.	Amortization of acquired intangible assets	—	—
iii.	Capital transaction costs	4.6	0.3
iv.	Seed/Co-investment (gains) losses and financings	(4.2)	(2.8)
v.	Tax benefit of goodwill and acquired intangibles deductions	1.0	1.5
vi.	Discontinued operations attributable to controlling interests and restructuring	(1.0)	1.6
vii.	ENI tax normalization	2.3	3.1
Tax effect of above adjustments		(12.8)	(6.1)
Economic net income		$117.6	$105.8
The following table reconciles the Company’s U.S. GAAP net income per share to economic net income earnings per share for the years December 2025 and 2024:

		Years ended December 31,
		2025	2024
U.S. GAAP net income per share		$2.21	$2.22
Adjustments to reflect the economic earnings of the Company:
i.	Non-cash key employee-owned equity and profit interest revaluations	1.32	0.61
ii.	Amortization of acquired intangible assets	—	—
iii.	Capital transaction costs	0.13	0.01
iv.	Seed/Co-investment (gains) losses and financings	(0.12)	(0.07)
v.	Tax benefit of goodwill and acquired intangibles deductions	0.30	0.04
vi.	Discontinued operations and restructuring	(0.30)	0.03
vii.	ENI tax normalization	0.06	0.08
Tax effect of above adjustments		(0.35)	(0.16)
Economic net income earnings per share		$3.25	$2.76

The following table reconciles the Company’s U.S. GAAP net income attributable to controlling interests to EBITDA to Adjusted EBITDA to economic net income for the years ended December 2025 and 2024:

	Years Ended December 31,
($ in millions)	2025	2024
Net income attributable to controlling interests	$80.0	$85.0
Net interest expense to third parties	18.0	15.9
Income tax expense	36.6	38.9
Depreciation and amortization	16.6	18.5
EBITDA	$151.2	$158.3
Non-cash compensation costs, including revaluation of Acadian LLC key employee-owned equity and profit interests	50.7	24.2
(Gain) loss on seed and co-investments	(9.4)	(6.5)
Restructuring	(1.0)	1.1
Capital transaction costs	1.4	—
Adjusted EBITDA	192.9	177.1
ENI net interest expense to third parties	(9.6)	(11.9)
Depreciation and amortization(1)	(19.6)	(19.0)
Tax on economic net income	(46.1)	(40.4)
Economic net income	$117.6	$105.8

(1)Includes non-cash equity-based award amortization expense.

The following table shows our ENI Operating Margin for the years ended December 2025 and 2024:

	Years ended December 31,
	2025	2024
Numerator: ENI operating earnings	194.7	167.8
Denominator: ENI revenue	549.1	502.5
ENI operating margin	35.5%	33.4%

ADDITIONAL NOTES
The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.
The Company re-categorizes certain line items on the income statement to:
•exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its stockholders.
•include within management fee revenue any fees paid to the Company by consolidated Funds.
•treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; and
•identify separately from operating expenses, variable compensation and Acadian LLC key employee distributions, which represent Acadian LLC earnings shared with key employees.

The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by:
i.excluding non-cash expenses representing changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees. These ownership interests may in certain circumstances be repurchased by the Company and its subsidiaries (excluding Acadian LLC) “Hold Co” at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by Hold Co can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity.
ii.excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business.
iii.excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets.
iv.excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments, which can be variable from period to period.
v.including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP.
vi.excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations.
vii.excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

ACADIAN ASSET MANAGEMENT INC. VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted online or by phone must be received by 11:59 P.M. Eastern Time, on June 10, 2026

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Go to **www.envisionreports.com/aami** or scan the QR code – login details are located in the shaded bar below.

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Annual Meeting of Stockholders Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Robert Chersi	☐	☐	☐
02 - Andrew Kim	☐	☐	☐
03 - John Paulson	☐	☐	☐
04 - Barbara Trebbi	☐	☐	☐
05 - Kelly Young	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the registered public accounting firm of Acadian Asset Management Inc.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐
4. Approval of 2026 Equity Incentive Plan.	☐	☐	☐

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Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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The 2026 Annual Meeting of Stockholders of Acadian Asset Management Inc. will be held on Thursday, June 11, 2026 at 10:30 A.M. Eastern Time, virtually via the Internet at meetnow.global/MKHKNUN.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Acadian Asset Management Inc.

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This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held at 10:30 A.M. Eastern Time in a virtual format on June 11, 2026

The undersigned hereby appoints each of Robert J. Chersi, Kelly Young and Richard J. Hart (each with full power of substitution) as proxies for the undersigned to attend the annual meeting of stockholders of Acadian Asset Management Inc. to be held at 10:30 am Eastern Time on Thursday, June 11, 2026 in a virtual format and any adjournment or postponement thereof, and to vote and act as indicated upon the matters on the reverse side hereof, and upon such other business as may lawfully come before the annual meeting of stockholders or any adjournment or postponement thereof, in respect of all shares which the undersigned would be entitled to vote or act upon with all powers the undersigned would possess if personally present. The undersigned acknowledges receipt of the notice of the annual meeting of stockholders of Acadian Asset Management Inc., the related proxy statement and the 2025 Annual Report on Form 10-K. The undersigned revokes any proxy or proxies previously given for the undersigned's shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card, take in accordance with the proxy granted hereunder. This proxy is revocable and the undersigned may revoke it at any time prior to the annual meeting of stockholders by (i) signing a new proxy card with a date later than the previously delivered proxy card and submitting it as instructed in the proxy statement, (ii) re-voting by Internet or by telephone as instructed in the proxy statement, (iii) notifying the Company Secretary in writing before the annual meeting of stockholders of revocation or (iv) attending the annual meeting of stockholders and voting.

IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR RECOMMENDED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4, AS INDICATED ON THE REVERSE SIDE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY LAWFULLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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